UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Gentex Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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600 North Centennial Street

Zeeland, Michigan 49464

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

The Annual Meeting of the Shareholders of Gentex Corporation (the “Company”), a Michigan corporation, will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan, on Thursday, May 16, 2013, at 4:30 p.m. EDT, for the following purposes:

1.	To elect three directors as set forth in the Proxy Statement.

2.	To consider a shareholder proposal requesting that the Board of Directors issue a sustainability report.

3.	To consider a shareholder proposal requesting that the Board of Directors adopt as policy to require the Chair of the Board, whenever possible, be an independent member of the Board.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2013.

5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

6.	To consider a proposal to approve the 2013 Employee Stock Purchase Plan.

7.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

The Board of Directors recommends that shareholders vote:

A.	FOR Item 1

B.	AGAINST Item 2

C.	AGAINST Item 3

D.	FOR Item 4

E.	FOR Item 5, and

F.	FOR Item 6

Shareholders of record as of the close of business on March 22, 2013, are entitled to notice of, to attend, and to vote at the meeting and are being sent this Proxy Statement on or about April 1, 2013. We are pleased to offer multiple options for voting your shares. As detailed in the “Solicitation of Proxies” section of the Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method. If your shares are held in “street name,” (that is held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

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Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on May 16, 2013

You are receiving this notice that the proxy materials for our 2013 Annual Meeting of Shareholders are available on the Internet. The following proxy materials can be found https://www.proxyvote.com:

•	Company’s 2013 Proxy Statement;

•	Company’s Annual Report to Shareholders for the year ended December 31, 2012; and

•	Proxy Card or Voting Instruction Form.

Whether or not you expect to be present at the meeting, you are urged to promptly vote your shares using one of the methods discussed above. If you do attend the meeting and wish to vote in person, you must withdraw your earlier-dated Proxy as set forth in the Proxy Statement, and provide proof of ownership of Company shares as of the record date of March 22, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

Connie Hamblin

Secretary

April 1, 2013

GENTEX CORPORATION

600 North Centennial Street

Zeeland, Michigan 49464

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 16, 2013

QUESTIONS & ANSWERS

PROXY STATEMENT

Why am I receiving this Proxy Statement?

The Company’s Board of Directors is soliciting proxies for the 2013 Annual Meeting of Shareholders. You are receiving a Proxy Statement because you owned shares of the Company’s common stock on March 22, 2013, which entitles you to notice of, to attend, and to vote at the meeting. By use of a Proxy, you may vote whether or not you plan to attend the meeting. This Proxy Statement describes the matters on which the Board would like you to vote, and provides information on those matters, so that you can make an informed decision.

The Notice of the Annual Meeting of Shareholders (including Notice Regarding the Availability of Proxy Materials), Proxy Statement, Annual Report for the year ended December 31, 2012, and Proxy Card or Voting Instruction Form are being mailed to shareholders on or about April 1, 2013. These materials are available at https://www.proxyvote.com or https://materials.proxyvote.com/371901.

What will I be voting on?

•	Election of three directors (see pages 8-12).

•	A shareholder proposal requesting the Board of Directors issue a sustainability report (see pages 14-17).

•	A shareholder proposal requesting the Board of Directors adopt as policy to require the Chair of the Board, whenever possible, be an independent member of the Board (see pages 17-20).

•	Ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2013 (see pages 39-40).

•	Approval, on an advisory basis, of the compensation of the Company’s named executive officers (see pages 40-41).

•	Approval of the 2013 Employee Stock Purchase Plan (see pages 41-43 and Appendix C).

The Board of Directors recommends a vote: FOR each of the nominees to the Board of Directors; AGAINST the shareholder proposal requesting the Board of Directors issue a sustainability report; AGAINST the shareholder proposal requesting that the Board of Directors adopt as policy to require the Chair of the Board, whenever possible, be an independent member of the Board; FOR ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2013; FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers; and FOR the 2013 Employee Stock Purchase Plan.

How do I vote?

You can vote either in person at the Annual Meeting or by Proxy without attending the Annual Meeting. We urge you to vote by Proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting and wish to vote in person, you must withdraw your earlier-dated Proxy in accordance with this Proxy Statement and provide proof of ownership of Company shares as of the record date of March 22, 2013.

Please note that there are separate telephone and Internet arrangements, depending upon whether you are a holder of record [that is, if your shares are registered in your own name with the Company’s transfer agent and you have possession of your stock certificate(s)] or whether you hold your shares in “street name” (that is, if your shares are held for you by a broker or other nominee).

Shareholders of record voting by Proxy may use one of the following three options:

•	Voting by Internet (log on to https://www.proxyvote.com and follow the directions there). We recommend you vote this way as it is the most cost-effective method; or

•	Voting by toll-free telephone (instructions are on the Proxy Card or Voting Instruction Form); or

•	Filling out the enclosed Proxy Card or Voting Instruction Form, signing it, and mailing it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee to see which options are available to you.

A beneficial owner who wants to cast a vote directly, rather than have a broker or other nominee do so, can either: become a registered owner; or ask the broker or nominee to execute a proxy on your behalf. You can become a registered owner by having your broker or other nominee “certificate” your position, in which case you will receive an actual certificate for your stock, or your share ownership can be moved into a “direct registration system.” Alternatively, you can check a box on the Voting Instruction Form indicating your plan to attend the meeting and to vote your shares directly, in which case your broker or other nominee should then send you your proxy. Please contact your broker or other nominee for more details.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EDT on May 15, 2013. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate shareholders by the use of control numbers and to allow you to confirm that instructions have been properly recorded.

Can I change my vote?

Yes. At any time before your Proxy is voted at the meeting, you may change your vote by:

•	Revoking it by written notice to the Secretary of the Company at the address on the cover of the Proxy Statement;

•	Delivering a later-dated Proxy (including a telephone or Internet vote); or

•	Voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee for procedures on revoking or changing your Proxy.

How many votes do I have?

You will have one vote for every share of common stock that you owned on March 22, 2013.

How many shares are entitled to vote?

There were 143,456,813 shares of the Company common stock outstanding as of March 22, 2013, and entitled to vote at the meeting. Each share is entitled to one vote.

How many votes must be present to hold the meeting?

Under the Company’s Bylaws, a majority of all of the voting shares of the capital stock issued and outstanding as of March 22, 2013, must be present in person or by Proxy to hold the Annual Meeting.

What if I do not vote for some or all the matters listed on my Proxy Card or Voting Instruction Form?

If you return a Proxy Card or Voting Instruction Form without indicating your vote for some or all of the matters, if permissible, your shares will be voted as follows for any matter you did not vote on:

•	For the approval of the director nominees to the Board of Directors listed on the card.

•	Against the shareholder proposal requesting that the Board of Directors issue a sustainability report.

•	Against the shareholder proposal requesting that the Board of Directors adopt as policy to require the Chair of the Board, whenever possible, be an independent member of the Board.

•	For ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2013.

•	For the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

•	For the approval of the 2013 Employee Stock Purchase Plan.

How many votes are needed for the approval of items upon which the shareholders are being asked to vote?

•	Under Michigan law, the three nominees for director will be elected by a plurality of the votes cast. Notwithstanding the foregoing, the Company’s Bylaws provide that if a director is elected by less than a majority of the votes cast, then such director shall promptly tender his or her resignation by written notice to the Board of Directors.

•	Approval of the shareholder proposal requesting the Board of Directors issue a sustainability report is by a majority of votes cast.

•	Approval of the shareholder proposal requesting that the Board of Directors adopt as policy to require the Chair of the Board, whenever possible, be an independent member of the Board is by a majority of votes cast.

•	Ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2013, is by a majority votes cast.

•	The proposal to approve the compensation of the Company’s named executive officers is advisory and the Board of Directors will take such votes into account when considering future actions.

•	The proposal to approve the 2013 Employee Stock Purchase Plan must be approved by a majority of votes cast.

What if I vote “abstain?”

A vote to “abstain” will have no effect on the outcome related to the election of the directors; on the shareholder proposal requesting the Board of Directors issue a sustainability report; on the shareholder proposal requesting that the Board of Directors adopt, as policy, to require the Chair of the Board, whenever possible, be an independent member of the Board; on ratification of Ernst & Young LLP as the Company’s auditors, or on the 2013 Employee Stock Purchase Plan. A vote to abstain with respect to approval of named executive officer compensation will be taken into account by the Board of Directors in determining future action.

What if I do not return my Proxy Card or Voting Instruction Form and do not attend the Annual Meeting?

If you are a holder of record and you do not vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you do not give your broker or other nominee specific voting instructions for your shares, your broker or other nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.

If you do not give your record holder specific voting instructions and your record holder does not vote on the matters to be voted upon, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors, but may affect the other matters to be voted upon as set forth in this Proxy Statement.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation of votes and certification of the vote; or

•	to facilitate successful Proxy solicitation by our Board of Directors.

Occasionally, shareholders provide written comments on their Proxy Cards or Voting Instruction Forms which are then forwarded to the Company’s management.

ANNUAL REPORT

Will I receive a copy of the Company’s Annual Report?

Unless you have previously elected to view the Company’s Annual Report over the Internet, we have mailed the Annual Report for the year ended December 31, 2012, with this Proxy Statement. The Annual Report includes the Company’s audited financial statements, along with other information. You are urged to read it carefully.

How can I receive a copy of the Company’s Form 10-K?

You can obtain, free of charge, a copy of our Form 10-K for the year ended December 31, 2012, which we recently filed with the Securities and Exchange Commission, by writing to:

Corporate Secretary

Gentex Corporation

600 North Centennial Street

Zeeland, Michigan 49464

You can also obtain a copy of the Company’s Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on the Company’s Internet web site under the heading “SEC Filings” at:

http://ir.gentex.com

The Company’s Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at http://www.sec.gov.

ELECTRONIC DELIVERY AND AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and the 2012 Annual Report are available at:

https://materials.proxyvote.com/371901.

They are also available on the Company’s Internet web site under the heading “Electronic Literature” at:

http://ir.gentex.com

Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail, and the Company urges you to do so.

If you are a holder of record, you can choose this option and save the Company the cost of producing and mailing these documents by:

•	Following the instructions provided when you vote over the Internet, or

•	Going to https://www.icsdelivery.com/gntx and following the instructions provided.

If you are a holder of record and you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail message next year containing the Internet address to access the Company’s Proxy Statement and Annual Report. The e-mail also will include instructions for voting over the Internet. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year.

If you hold your shares in “street name,” and choose to view future Proxy Statements and Annual Reports over the Internet and your broker or other nominee participates in this service, you will receive an e-mail message from your broker/nominee next year containing the Internet address to use to access the Company’s Proxy Statement and Annual Report.

HOUSEHOLDING INFORMATION

What is “householding?”

The Company has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. “Householding” is intended to reduce printing costs, mailing costs and fees by eliminating the mailing of duplicate copies of the Annual Report and Proxy Statement to any household at which two or more shareholders reside if they appear to be members of the same family. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to such households if the shareholders at such household consent, unless one of the shareholders at the address notifies us that they wish to receive additional copies. Consent given will remain effective until revoked by a shareholder.

Shareholders who participate in householding will continue to receive separate Proxy Cards or Voting Instruction Forms. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, at your request to the Corporate Secretary (at 600 North Centennial Street, Zeeland, Michigan 49464, 616-772-1800), we will promptly deliver a separate copy.

How do I withhold my consent to the householding program?

If you are a holder of record and share an address and last name with one or more holders of record, and you wish to continue to receive separate Annual Reports, Proxy Statements and other disclosure documents, you should withhold your consent by checking the appropriate box on the enclosed Proxy Card or Voting Instruction Form and returning it by mail in the enclosed envelope. Even if you vote by telephone or Internet, the enclosed Proxy Card or Voting Instruction Form should be returned and marked appropriately to withhold your consent to householding.

If you do not return the Proxy Card or Voting Instruction Form to withhold your consent to the householding program, you may revoke your consent at any future date. Please contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of the receipt of the revocation of your consent, following which you will receive an individual copy of our disclosure documents.

If you are receiving multiple copies of the Annual Report and Proxy Statement at an address shared with another shareholder, you may also contact Broadridge as set forth above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold shares in “street name,” please contact your broker or other nominee to request information about householding.

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BUSINESS HIGHLIGHTS

In 2012, the Company experienced record net sales, net income, and earnings per share. Highlights include (in thousands, except per share data):

	2012	2011	2010
Net Sales	$1,099,560	$1,023,762	$816,263
Operating Income	$234,455	$130,212	$104,718
Net Income	$168,587	$164,668	$137,734
Earnings Per Share (Fully Diluted)	$1.17	$1.14	$0.98
Cash Dividends Declared Per Common Share	$0.52	$0.48	$0.44
Total Assets	$1,265,691	$1,176,027	$1,002,691
Long-Term Debt Outstanding at Year End	$—	$—	$—

The Company also repurchased approximately two million shares of the Company’s common stock on the open market in calendar year 2012.

SOLICITATION OF PROXIES

This Proxy Statement is being furnished on or about April 1, 2013, to the shareholders of Gentex Corporation as of the record date, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 16, 2013, at 4:30 p.m. EDT, at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426.

Each shareholder as of the record date, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting. The use of Proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend in person.

There are four ways to vote your shares:

1)	By Internet at https://www.proxyvote.com. We encourage you to vote this way.

2)	By toll-free telephone (refer to your Proxy Card or Voting Instruction Form for the correct number).

3)	By completing and mailing your Proxy Card or Voting Instruction Form.

4)	By written ballot at the Annual Meeting.

If the form of Proxy accompanying this Proxy Statement is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of the meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by Proxy will be voted FOR the election of all nominees named in the Proxy; AGAINST the shareholder proposal requesting that the Board of Directors issue a sustainability report; AGAINST the shareholder proposal requesting that the Board of Directors adopt as policy to require the Chair of the Board, whenever possible, be an independent member of the Board; FOR ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2013; FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers; and FOR approval of the 2013 Employee Stock Purchase Plan. These proposals are described in this Proxy Statement. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy, including a telephone or Internet vote, or (3) attending the meeting and voting in person, as discussed above.

VOTING SECURITIES AND RECORD DATE

March 22, 2013, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 143,456,813 shares of the Company’s common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not, however, counted in tabulations of votes cast on matters presented to shareholders, though the Board will consider abstentions in determining future actions.

ELECTION OF DIRECTORS

The Company’s Restated Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board. The Board has currently set the number of directors at nine. The Restated Articles of Incorporation state that beginning with the annual meeting of shareholders that is held in calendar year 2013, directors shall be elected annually for terms expiring at the next annual meeting of shareholders; provided, however, that any director in office prior to such 2013 annual meeting of shareholders shall continue to hold office until the end of the term for which such director was elected.

The majority of the members of the Company’s Board of Directors qualify as “independent directors” as determined in accordance with the current listing standards of The NASDAQ Global Select Market (“NASDAQ”). Based on these current NASDAQ listing standards, the Company’s Board has identified and affirmatively determined the following directors have no material relationships with the Company other than as a director and are independent: Gary Goode, Arlyn Lanting, John Mulder, Richard Schaum, Fred Sotok, Wallace Tsuha, and James Wallace. In making its independence determinations, the Board considered: the former employment and a former consulting arrangement of Mr. Mulder; the former employment of Mr. Lanting; and the fact that Mr. Sotok’s son has an indirect interest in a former vendor of the Company. The Board determined that these circumstances do not interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided to the Board by new director nominee Pete Hoekstra, the Board has affirmatively determined that Mr. Hoekstra has no material relationships with the Company and will qualify as an independent director under the current NASDAQ listing standards, if elected. In addition, Mr. Wallace has been elected as Lead Independent Director under the Company’s Lead Independent Director Policy (attached as Appendix A to this Proxy Statement).

Each of the current members of the Board of Directors (and the nominees for election as directors at the Annual Meeting) have been determined to meet the required experience and qualifications set forth in the Company’s Position Profile: Member of the Board of Directors including, among them, high levels of personal and professional integrity, distinguished management careers, and the demonstrated or perceived ability to work effectively with other Board members. Combined with the other desirable characteristics and experience of such individuals, these individuals have the experience, qualifications, attributes, and/or skills which led the Nominating Committee to recommend such individuals to the Board for nomination for election to the Board, and led the Board to conclude such individuals should be nominated for election to the Board.

The terms of current Board members John Mulder, Frederick Sotok and Wallace Tsuha will expire upon the election of the directors to be elected at the 2013 Annual Meeting. Mr. Tsuha has decided that he will not stand for re-election, as he sold his company in 2012, retired and moved to Hawaii. The Board has (upon the recommendation of the Company’s Nominating Committee), nominated Pete Hoekstra, John Mulder and Frederick Sotok for election as directors at the Annual Meeting, each to serve a one-year term expiring in 2014.

•	Mr. Hoekstra has been nominated for election as a director for the first time. He currently serves as a senior advisor at Dickstein Shapiro LLP in that firm’s Public Policy and Law Practice, where he provides business consulting in intelligence and national security, education and labor. The Company does not have any relationship with Dickstein Shapiro LLP. Mr. Hoekstra served in the United States Congress for 18 years, representing Michigan’s 2nd Congressional District from 1993 to 2011, and is one of only a few former U.S. Congressmen with experience as a Fortune 500 business executive. He was named chairman of the House Permanent Select Committee on Intelligence in 2004 and held that post until January 2007. He served as his party’s top representative on that Committee until January 2011. In his role on that Committee, he was responsible for helping to lead Congressional oversight of U.S. intelligence during its modernization and expanded use of electronic technologies to confront the threats of the 21st Century global war on terror, including restructuring the intelligence community with landmark legislation following the 9-11 Commission report. Before his election to Congress, he worked at Zeeland, Michigan-based office furniture manufacturer Herman Miller, Inc. for 15 years, during a period when that company’s revenues grew approximately 800 percent. At Herman Miller, Mr. Hoekstra worked in product development, product management, and dealer development and he rose through the ranks to become Vice President of Marketing. He was recommended to the Nominating Committee by an executive officer of the Company. Mr. Hoekstra offers the Board a unique blend of expertise and perspective on the global marketplace and public policy implications. Based on the interactions he has had with the members of the Company’s Nominating Committee and other directors, the Board believes Mr. Hoekstra will be able to work effectively with the Board.

•	Mr. Mulder has served as a director since 1992 and was most recently elected as a director by the Company’s shareholders in 2010. Mr. Mulder’s overall understanding of the Company’s primary industry and intimate knowledge of selling to automotive original equipment manufacturers provides valuable insight for the Board of Directors. His familiarity with the Company’s core business principles and close relationships developed over the years with relevant decision makers at the Company’s customers provide the Board with a unique perspective.

•	Mr. Sotok has served as a director since 2000 and was most recently elected as a director by the Company’s shareholders in 2010. By virtue of Mr. Sotok’s former executive position at a large automotive interior and electronics parts supplier, Mr. Sotok has a thorough understanding of the global automotive industry and the unique challenges faced by automotive suppliers, including both organizational and administrative issues. Mr. Sotok’s 17 years of experience in manufacturing management at General Electric also provides the Board with manufacturing experience to draw upon.

Unless otherwise specifically directed by a shareholder’s marking on the Proxy Card or Voting Instruction Form, or in directions given either via the Internet or telephone, the persons named as Proxy voters in the accompanying Proxy will vote for the nominees described above and below. If any of these nominees becomes unavailable, which is not now anticipated, the Board may designate a substitute nominee, under the recommendation of the Nominating Committee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

A plurality of votes cast by shareholders at the meeting is required to elect directors of the Company under Michigan law. Accordingly, the three nominees who receive the largest number of affirmative votes will be elected, regardless of the number of votes received. Notwithstanding the foregoing, the Company, in response to a shareholder proposal and with the proponent’s concurrence with the Company’s implementation of the same, amended its Bylaws to provide that if a director is elected by less than a majority of the votes cast, then such director shall promptly tender his or her resignation by written notice to the Board of Directors. Each of the nominees has agreed to tender his resignation by writing to the Board if he is not elected by a majority of votes cast. Broker non-votes and votes withheld will not have a bearing on the outcome of the election (though the Nominating Committee and Board will consider abstentions in making future nominations). Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors, as of February 14, 2013.

Name (Age) and Position	Business Experience Past Five Years
Nominees for Terms to Expire in 2014

Pete Hoekstra (59) New director nominee	Mr. Hoekstra serves as a senior advisor at Dickstein Shapiro LLP in the firm’s Public Policy and Law Practice, where he provides business consulting in intelligence and national security, education and labor. He served in the United States Congress for 18 years, representing Michigan’s 2nd Congressional District from 1993 to 2011. Before his election to Congress, he worked at Herman Miller, Inc. for 15 years, rising through the ranks to become Vice President of Marketing at the Zeeland, Michigan-based office furniture manufacturer. Mr. Hoekstra has affirmatively been identified as an independent director by the Board of Directors, if elected. See above for more information on his experience, qualifications, attributes and skills.

John Mulder (76) Director since 1992	Mr. Mulder was the Vice President-Customer Relations of the Company from February 2000 to June 2002. Previously, he was Senior Vice President-Automotive Marketing of the Company from September 1998 to February 2000. Prior to September 1998, he was Vice President- Automotive Marketing of the Company for more than five years. Mr. Mulder has affirmatively been identified as an independent director by the Board of Directors. See above for more information on his experience, qualifications, attributes, and skills.

Frederick Sotok (78) Director since 2000	Mr. Sotok was Executive Vice President and Chief Operating Officer of Prince Corporation (manufacturer of automotive interior parts that was acquired by Johnson Controls in 1996) in the last five years of his employment which began in October 1977 and ended in October 1996. Mr. Sotok has affirmatively been identified as an independent director by the Board of Directors. See above for more information on his experience, qualifications, attributes, and skills.

Director Whose Term Expires in 2013

Wallace Tsuha (69) Director since 2003	Prior to its sale in 2012, Mr. Tsuha was Chairman and Chief Executive Officer of Saturn Electronics & Engineering, Inc. in Rochester Hills, Michigan, which is a global supplier of automotive electronics, electrical wiring, and electro-mechanical products to OEMs and their first tier suppliers. Mr. Tsuha held that position for more than five years. Mr. Tsuha has affirmatively been identified as an independent director by the Board of Directors. Mr. Tsuha serves on the Company’s Audit Committee. As the founder and CEO of a global supplier of automotive electronics, electrical wiring, and electromechanical products to automotive original equipment manufacturers, Mr. Tsuha understands the Company’s primary industry and, especially the application of electronics technology to the automotive industry.

Name (Age) and Position	Business Experience Past Five Years
Directors Whose Terms Expire in 2014

Arlyn Lanting (72) Director since 1981	Until its dissolution in 2007, Mr. Lanting served as the Vice President-Finance of Aspen Enterprises, Ltd., a Grand Rapids, Michigan, investment company. He held that position for more than five years. Mr. Lanting has affirmatively been identified as an independent director by the Board of Directors. Mr. Lanting serves on the Company’s Audit Committee. Mr. Lanting’s long-time service has demonstrated his ability to apply his breadth of business experience (ranging from startups to publicly-held companies) to the Company’s particular circumstances, opportunities and challenges. Mr. Lanting’s past involvement with the public offering process and publicly-held companies provides insight to the issues (such as disclosure and market perception) that are part of being a publicly-held company. Mr. Lanting also offers experience and knowledge in investing issues.

Mark Newton (53) Director since 2010	Mr. Newton is Senior Vice President of the Company. He joined the Company in 2004 as Advanced Lighting Developer and has held increasingly challenging management positions since then. He was promoted to: Photonics Engineering Manager in 2005; Vice President of Purchasing and Photonics in 2006; Vice President of Purchasing and Advanced Technology in 2007; Senior Vice President of Electrical Engineering and Purchasing in 2008; and he became an executive officer of the Company that year. He was further promoted to Senior Vice President of Electronics, Purchasing, and North American Sales in 2009 and to Senior Vice President in 2010. Mr. Newton knows and understands the global automotive industry and electronics technologies, in addition to the entrepreneurial culture of the Company and its importance to the past and future success of the Company. Mr. Newton also has significant experience in optoelectronics and LED/lighting. In addition, he is the named inventor on a number of the Company’s patents.

Richard Schaum (66) Director since 2011

Mr. Schaum has been General Manager of 3rd Horizon Associates LLC, a technology assessment and development company, since May 2003. From October 2003 until June 2005, he was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc., a startup company involved in the commercialization of proprietary electric propulsion systems. Prior to that, for more than thirty years, he was with DaimlerChrysler Corporation, and its predecessor, Chrysler Corporation, most recently, from January 2000 until his retirement in March 2003, as Executive Vice President, Product Development, and General Manager of Powertrain Operations. His responsibilities over those years included product development, manufacturing, program management and quality. Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President from 2007 to 2008. Mr. Schaum has been affirmatively identified as an independent director by the Board of Directors. Mr. Schaum serves on the Company’s Compensation Committee. He is currently a director and a member of the Corporate Governance Committee of BorgWarner, Inc., a publicly-traded company that manufactures and sells technologies for engines and drive trains. He is also on the Board of Directors and is a member of the Audit and Compensation Committees of Sterling Construction, Inc., a heavy civil construction company with operations in Texas, Utah, Arizona, and California.

Mr. Schaum has extensive executive and management experience at all levels in a Fortune 100 company, and more recent experience with an entrepreneurial start-up company, as well as knowledge of, and interest in, corporate governance matters, gained on the board of a Fortune 500 company. In addition, his technical background and operating experience at all levels of management contribute to the breadth and depth of the Board’s interactions and deliberations.

Name (Age) and Position	Business Experience Past Five Years
Directors Whose Terms Expire in 2015

Fred Bauer (70) Director since 1981	Mr. Bauer is the Chairman and Chief Executive Officer of the Company, and he has held that position for more than five years. As a founder of the Company, Mr. Bauer offers a vast wealth of knowledge and experience with respect to the Company and the industries in which it operates that only comes with 35 plus years of dedicated service. Mr. Bauer thoroughly understands the Company’s industries and has practical experience with the operational, engineering, administrative, and financial aspects of the Company, due to the many roles in which he has served the Company over the years. Mr. Bauer has overseen the Company’s increase in market capitalization from approximately $17 million at its initial public offering in 1981 to approximately $2.9 billion as of March 22, 2013. In addition, he is also the named inventor on a number of the Company’s patents.

Gary Goode (68) Director since 2003

Mr. Goode is the Chairman of Titan Distribution LLC, an Elkhart, Indiana, company that offers consulting and distribution services related to structural adhesives, and has held that position since 2004. He was previously employed at Arthur Andersen LLP (“Andersen”) for 29 years, including 11 years as the managing partner of its West Michigan practice, until his retirement in 2001. Mr. Goode has affirmatively been identified as an independent director by the Board of Directors and as an audit committee financial expert. He is the Chairman of the Company’s Audit and Compensation Committees, and serves on the Company’s Nominating Committee. He is currently a director and Chairman of the Audit Committee at Universal Forest Products, Inc.

As an audit committee financial expert, Mr. Goode provides the Board with financial reporting and accounting expertise. His many years of public accounting experience provided Mr. Goode the opportunity to work with a great variety of small and large companies, including public companies, in a broad array of industries (including automotive and technology companies). Such experience also allowed Mr. Goode to provide excellent perspective to the Board.

James Wallace (70) Director since 2007	Mr. Wallace is Chairman of the Board of Cranel, Inc., a Columbus, Ohio, company that provides storage, imaging, and information technology services; data storage solutions; document imaging, storage, publishing, and duplication services; and support, to the storage and imaging industry. Previously, he served as President and Chief Executive Officer of Cranel, Inc. for more than five years. Mr. Wallace has affirmatively been identified as an independent director by the Board of Directors. Mr. Wallace is the Chairman of the Company’s Nominating Committee and serves on the Company’s Compensation Committee. He has been elected Lead Independent Director under the Company’s Lead Independent Director Policy (attached as Appendix A to this Proxy Statement). His experience in the information technology services industry offers the Board of Directors an understanding of evolving technologies, in addition to manufacturing expertise, especially while operating in an entrepreneurial environment.

COMMON STOCK OWNERSHIP OF MANAGEMENT

The following table contains information with respect to ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption “EXECUTIVE COMPENSATION,” and all directors and such executive officers as a group. The content of this table is based upon information supplied by the Company’s named executive officers, directors and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of March 1, 2013.

	Amount and Nature of Ownership
Name of Beneficial Owner	Shares Beneficially Owned (1)		Exercisable Options (2)	Percent of Class
Fred Bauer	4,764,176		428,680	3.3%
Steve Dykman	56,918		32,432	*
Paul Flynn	14,462	(3)	7,465	*
Gary Goode	68,000		60,000	*
Pete Hoekstra	1,150	(4)	0	*
Arlyn Lanting	288,000		48,000	*
Bruce Los	57,196		42,002	*
John Mulder	92,308	(5)	18,000	*
Mark Newton	61,508		23,448	*
Richard Schaum	14,000		12,000	*
Frederick Sotok	43,348	(6)	30,000	*
Wallace Tsuha	35,000		30,000	*
James Wallace	44,700		36,000	*
All directors and executive officers as a group (13 persons)	5,540,766		768,027	3.9%

*	Less than one percent.
(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.
(2)	This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned “Shares Beneficially Owned.”
(3)	Includes 279 shares held by Mr. Flynn’s wife in an individual retirement account.
(4)	Includes 500 shares held by Mr. Hoekstra’s wife in an individual retirement account.
(5)	Includes 30,000 shares held in a trust established by Mr. Mulder’s spouse, and Mr. Mulder disclaims beneficial ownership of these shares.
(6)	Includes 174 shares owned by Mr. Sotok’s spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent of the Company’s voting securities as of December 31, 2012. The information contained in this table is based on information contained in Schedule 13G.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates	9,417,788 shares	6.5%
100 East Pratt Street
Baltimore, MD 21202
BlackRock Institutional Trust, N.A.	7,836,332 shares	5.49%
400 Howard Street
San Francisco, CA 94105

SHAREHOLDER PROPOSAL BY WALDEN ASSET MANAGEMENT

A shareholder, Walden Asset Management, a division of Boston Trust & Investment Mortgage Company (“Walden”), One Beacon Street, Boston, Massachusetts 02108, has informed the Company that it intends to present the proposal set forth below at the Company’s Annual Meeting of Shareholders on May 16, 2013. The total number of voting securities held by the proponent was 167,910 shares as of October 9, 2012. The proposal is co-sponsored by Portico Benefit Services and Calvert Investments. The exact number of voting securities held by Walden or either of the co-filers, along with the co-filers’ addresses, will be provided to shareholders upon the Company receiving an oral or written request.

SUSTAINABILITY REPORTING SHAREHOLDER PROPOSAL

RESOLVED

Shareholders request that Gentex Corporation (Gentex) issue a sustainability report describing the company’s environmental, social and governance (ESG) risks and opportunities including greenhouse gas (GHG) reduction targets and goals. The report should be available by October 1, 2013, prepared at reasonable cost, omitting proprietary information.

SUPPORTING STATEMENT

We believe tracking and reporting on ESG business practices makes a company more responsive to a transforming global business environment characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting also helps companies better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities in products and processes, develop company-wide communications, publicize innovative practices, and receive feedback.

The Principles for Responsible Investment (PRI) is a United Nations initiative whose members seek the integration of ESG factors in investment decision making. Members collectively hold over $33 trillion of assets under management and require information on ESG factors to analyze fully the risks and opportunities associated with existing and potential investments.

Carbon Disclosure Project (CDP), representing over 550 institutional investors globally with more than $70 trillion in assets, has for years requested disclosure from companies on their climate control change management programs. Over two-thirds of the S&P 500 now report to CDP.

Sustainability reporting is on the rise globally. In 2011, there was a 46% increase in the number of organizations worldwide using the Global Reporting Initiative’s (GRI) Guidelines for their ESG reporting according to G&A Institute. Smaller companies are proactively adopting sustainability reporting to report on progress as they grow. Gentex industry peers Asahi Glass and Magna International publish key sustainability factors. In contrast, Gentex does not report on its sustainability efforts nor disclose GHG data.

Companies such as 3M, Apple, Intel and Microsoft, among many others, increasingly require their suppliers to track and report on key environmental and social factors. Likewise, Gentex customers such as Ford Motor Company and BWM seek ESG performance information to use in their supplier selection programs. Moreover, these and other members of the Automotive Industry Action Group also seek greater transparency on sustainability initiatives.

Gentex states on its website that it has established objectives “to minimize . . . the creation of waste, pollution and adverse impacts on the environment associated with company activities, products or services.” However, shareholders currently have no access to substantial information on how the company is managing these business factors or meeting these goals.

Information required by investors includes occupational safety and health performance, vendor and labor standards and practices, waste and water reduction targets and product-related environmental impacts. These have the potential to pose significant regulatory, legal, reputational and financial risks if not properly managed.

In 2012 fully one-third (32.5%) of shares (voting for or against) supported this sustainability reporting proposal.

The report should include a company-wide review of policies, practices and metrics related to ESG performance using the GRI index and checklist as a reference.

STATEMENT IN OPPOSITION TO SUSTAINABILITY REPORT SHAREHOLDER PROPOSAL

The Board of Directors unanimously recommends a vote AGAINST the foregoing shareholder proposal.

The Board believes that approval of the proposed resolution is not in the best interests of the Company or its shareholders. The Company already recognizes the importance, as both an ethical and a business responsibility, of addressing the environmental and social impacts of our business. Our Code of Business Conduct and Ethics, posted on our website, reflects our commitment to conduct business in accordance with the letter and spirit of all applicable laws, rules, and regulations, and to avoid even the appearance of impropriety. In addition, as the Company has repeatedly disclosed, the Company has in place an environmental management system, which demonstrates the high priority the Company places on conducting business in a sustainable manner, while protecting the health and safety of team members, partners, and the communities in which we operate. In fact, the Company’s terms and conditions for its suppliers include provisions requiring introduction and maintenance of effective environmental systems at those suppliers.

In addition, the Company has achieved ISO 14001 certification, which requires a structured management system to achieve and demonstrate sound environmental performance by controlling the impact that activities, products, and services have on the environment. Pursuant thereto, a third-party audit is conducted on site annually with Company management to ensure continued compliance. Furthermore, the Company consistently strives for continual improvement and periodically establishes and reviews objectives and targets to minimize the creation of waste, pollution, and adverse impacts on the environment. Management and team members of all levels are expected to support our environmental management system and carry out their responsibilities consistent with the foregoing.

The Company also meets or exceeds all automotive industry standards, such as the End of Life Vehicles directive, and uses industry resources, such as the International Material Data System (a web-based system that provides automotive suppliers with a common format to report substances of concern within manufactured parts). Overall, the Company’s environmental management system encompasses energy efficiency, recycling, air quality, water quality, and waste disposal, among other issues. The Board believes those familiar with the primary industry in which the Company operates already know about and understand the Company’s sustainability practices precisely because of our primary industry.

The Company has also engaged in discussions with the proponent (including an offer by the Company to produce an Environmental Report that would be updated periodically addressing the above, and to provide a link to that document on the Company’s website in response to the proposed resolution). The proponents would, however, like more detailed information which we do not believe is viewed as necessary by a majority of our shareholders.

The Company already demonstrates (and will continue to demonstrate) genuine concern about the relevant issues that would be covered in a report requested by the proponents (and has communicated with and engaged the proponents as noted above). Quite simply, the industries in which the Company operates already require us to do so, as those familiar with ISO 14001 and automotive industry requirements already understand. As such, the Company’s shareholders can in fact access the Company’s performance with respect to environmental matters, notwithstanding that the Company chooses not to disclose specific objectives and targets. The amount of time, effort, and other resources (monetary, etc.), however, required to produce and maintain a sustainability report in the form recommended by the proponents would, in the Company’s estimation, divert significant resources that the Board believes should be focused on managing and growing the Company with new technology, product development and sales in an ever increasingly uncertain automotive industry. Importantly, such a report would not change existing compliance practices, as the Company’s existing practices are already sound. The Board of Directors strongly feels that preparing such a sustainability report would be an unnecessary and imprudent use of the Company’s resources.

The unwillingness to accept disclosure of an Environmental Report updated periodically, as discussed above, and recommending that the Company use the Global Reporting Initiative’s (GRI) index and checklist as a reference, demonstrates the desire for a report that, based on the Company’s interaction with shareholders to date, ranges far beyond the issue of sustainability, and would not be of sufficient value in light of the resources required to produce it.

As demonstrated by the reference to the GRI index and checklist, the Company continues to believe that the proponent would like reports most often produced by global companies with multi-billions of dollars in annual revenues and significant global environmental footprints (as opposed to the Company, which has very centralized, domestic manufacturing located in Zeeland, Michigan). While other companies of similar size may use such references, the Company does not see the benefit given:

•	our ISO14001 certification and sustainability requirements with respect thereto (including third-party audits);

•	our industry and customer requirements (given that meeting such requirements in and of itself demonstrates sound sustainability practices); and

•	our centralized, domestic manufacturing operations (as opposed to other companies with significant global footprints).

In fact, the standards suggested by the proponent are much more commonly used internationally than they are in the U.S. Environmental matters, sustainability, and similar topics have rarely been a topic of discussion in the Company’s interactions with the investment community over many years (including the Company’s largest shareholders), and the Company believes, based on interaction with our shareholders (especially our largest shareholders), that our shareholders are satisfied with the Company’s performance in these areas as those shareholders fully understand the sustainability requirements the Company already meets or exceeds by virtue of the primary industry in which we operate (including our customer requirements). Notwithstanding the foregoing, the proponents (with the primary proponent being a self-described socially responsible investor) believe that the Company should follow standards which are most often used by organizations with footprints that are vastly larger and more geographically disbursed than the Company’s centralized manufacturing in Zeeland, Michigan.

While the proponent cites the vote of shareholders on a similar proposal last year (32.5% of votes cast), it fails to mention that such vote represents a decrease in support for a similar proposal in 2011 (38% of votes cast), as well as the fact that in 2012 and 2011 only approximately 25% of the outstanding shares of the Company supported such proposals. While the number of outstanding shares voting in favor of similar proposals may not be relevant to the passage of such proposals, it does provide the Board of Directors an indication of how important this issue is to our shareholders overall.

The proponents’ resolution, if implemented, will, in the Company’s opinion, require an excessive amount of Company time, effort, and money when compared with any incremental benefit. The Company has a long history of dedication to good corporate citizenship. Preparing the requested report would, in the Company’s estimation, deplete human and financial resources without providing any meaningful or demonstrable benefit to our shareholders, our employees, or the communities in which we operate. Such a report would not change existing compliance practices, as the Company’s existing practices are already sound (and are demonstrated by virtue of operating within our primary industry), nor do we believe it would provide any strategic value or make the Company more responsive to sustainability concerns. Again, we do not believe it is in the best interests of our shareholders for the Company to add staff and spend additional time and money to develop a report that lacks an immediate and tangible return for our shareholders. The Board believes that it is far more important to the majority of the Company’s shareholders that management continues to focus on improving areas of the Company that can provide tangible results to our shareholders.

Again, and for all of the above reasons, the Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal.

Any approval of the shareholder proposal requesting that the Board of Directors issue a sustainability report would require a majority of the votes cast by holders of the shares entitled to vote at the Annual Meeting of Shareholders, although further Board action would still be required for implementation.

SHAREHOLDER PROPOSAL BY THE CHRISTOPHER REYNOLDS FOUNDATION

A shareholder, The Christopher Reynolds Foundation, 135 East 83rd Street, 15A, New York, New York 10028, has informed the Company that it intends to present the proposal set forth below at the Company’s Annual Meeting of Shareholders on May 16, 2013. The total number of voting securities held by the proponent was 425 shares as of September 26, 2012. The exact number of voting securities held by The Christopher Reynolds Foundation will be provided to shareholders upon the Company receiving an oral or written request.

SEPARATE CHAIR AND CEO – GENTEX

RESOLVED: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board, whenever possible, be an independent member of the Board. This policy should be phased in for the next CEO transition. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement:

We believe:

•	The role of the CEO and management is to run the company.

•	The role of the Board of Directors is to provide independent oversight of management and the CEO.

•	There is a potential conflict of interest for a CEO to be their own overseer while managing the business.

CEO Fred Bauer now serves both as CEO and Board Chair. We believe the combination of these two roles in one person weakens a corporation’s governance structure, which in turn can harm shareholder value.

As Intel’s former chair Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

We believe shareholders are best served by an independent Board Chair who provides a balance of power between the CEO and Board and supports strong Board leadership. The primary duty of a Board of Directors is to oversee a company’s management on behalf of its shareholders. We believe a combined CEO/Chair can result in excessive management influence on the Board and weaken oversight of management.

Numerous institutional investors recommend separation of these two roles. For example, CalPERS’ Principles & Guidelines encourage separation, even with a lead director in place.

Chairing the Board is a time intensive responsibility. A separate Chair enables the CEO to focus exclusively on managing the company and building effective business strategies.

We believe separating the roles of Chair and CEO also increases accountability of the Board to shareholders, avoids conflict of interest, improves oversight of risk and can improve the company’s focus on important governance and environmental matters.

An independent Chair is the prevailing practice in the United Kingdom and many international markets and it is an increasing trend in the U.S. Globally in 2009 less than 12 percent of incoming CEOs were also the Chair, compared with 48 percent in 2002 according to a Booz & Co. 2010 study. (CEO Succession 2000-2009: A Decade of Convergence and Compression).

Shareholder resolutions urging separation of CEO and Chair averaged approximately 36% support with 48 companies in 2012.

To ensure a simple transition, we propose this policy be phased in when the next CEO is chosen.

STATEMENT IN OPPOSITION TO INDEPENDENT CHAIR SHAREHOLDER PROPOSAL

The Board of Directors unanimously recommends a vote AGAINST the foregoing shareholder proposal.

The Board believes that approval of the proposed resolution is not in the best interest of the Company or its shareholders. The Board believes strongly that it is in the best interests of the Company and its shareholders for the Board to have flexibility to determine the person most qualified to serve as Chairman of the Board, whether that person is an independent director or otherwise. Currently, the Board leadership structure consists of a Chairman, who is also the Chief Executive Officer, but the Board also has strong influence from independent directors who constitute a super majority of the Board, with those independent directors now being led by a Lead Independent Director elected under the Company’s Lead Independent Director Policy (attached as Appendix A to this Proxy Statement). The independent members of the Board continue to have as an agenda item, in connection with each Board meeting, the opportunity to meet. The Board believes this structure currently provides the optimum benefit of having the CEO, who is most familiar with day-to-day operations, chair regular Board meetings while maintaining the strong influence and appropriate oversight of the independent directors. Nevertheless, the Lead Independent Director has the authority to: preside at meetings of the Board at which the Chairman is not present; preside at and schedule meetings of independent directors; approve all information sent to the Board, including Board agendas and meeting schedules; serve as liaison between independent directors and the Chairman; be available for consultation with major shareholders; and retain advisors.

The proponent states that having the CEO serve as Board Chair weakens a corporate governance structure. The Board disagrees with this in light of the role that the current Chairman and CEO has played in 35 plus years of service, during which the Company’s market capitalization has grown from $17 million to approximately $2.9 billion as of the record date. Mr. Bauer’s service as the Chairman and CEO have been a key and integral part of the Company’s growth and success, which may not have occurred or been the same without such service.

The Board believes that the optimal leadership structure depends on the needs of the Company as well as the makeup of the Board. The Board also understands that its leadership structure is likely to evolve, and acknowledges that having an independent director serve as Chairman may, at some point in the future, be in the best interests of the Company and its shareholders. With that said, the current structure provides for clear accountability (avoiding dilution of leadership); allows the Board to focus on key policy and operational issues; and creates consistency of leadership (while at the same time getting appropriate independent oversight of the independent directors, including the Lead Independent Director). To prohibit, by policy, service by someone in the future like Mr. Bauer does not, in the Board’s estimation, make sense. Not providing the Board with the flexibility to do what is in the best interests of the shareholders is unnecessarily rigid.

The Company takes seriously its commitment to good corporate governance, which has been demonstrated by responsiveness to shareholders (e.g., declassification of the Board and implementation of majority voting by director resignation bylaw in response to shareholder proposals); by adoption of the Lead Independent Director Policy (see Appendix A); and by implementation of a longstanding compensation system which is relatively low in base salary and emphasizes stock-based compensation (so our executives’ interests are aligned with those of other shareholders). Anyone who analyzes the long-term compensation structure and practices of the Company would be forced to admit that the Board, including the Chairman, has acted in the best interests of the shareholders, without conflicts of interest in this important area of corporate governance.

The Board understands that independent directors who are forthright, engaged, and assertive are important to investor-sensitive management, and that is exactly what is already in place at the Company (including a Lead Independent Director). That fact, combined with the Company’s excellent track record of performance and good governance, makes a fixed policy regarding an independent Chairman unnecessary and could unduly impair the Board’s ability to elect the individual deemed best suited to serve as Chairman, especially given that a Lead Independent Director is already in place. It would seem that the proponent is at least tacitly agreeing that there are circumstances where it is best to have one person serve as both Chairman and CEO by virtue of the proponent’s suggestion that the phase-in of such a policy occur when the next CEO is named. The Board certainly agrees that there are circumstances where it is best to have the Chairman and CEO roles filled by one person, and believes it should continue to have such flexibility in the future, so as to be able to implement a leadership structure that most efficiently addresses the purpose and mission of the Company (while at the same time facilitating meaningful oversight of implementation of Company plans).

Again, and for all of the above reasons, the Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal.

Any approval of the shareholder proposal requesting that the Board of Directors adopt as policy to require the Chair of the Board, whenever possible, be an independent member of the Board would require a majority of the votes cast by holders of the shares entitled to vote at the Annual Meeting of Shareholders, although further Board action would still be required for implementation.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance as written herein for the purpose of defining responsibilities, setting high standards of professionalism and personal conduct, and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, and, in accordance with the Company’s Bylaws, may appoint other committees from time to time. Each committee has a written charter. All such charters, as well as any documents marked with an asterisk (*) in this Proxy Statement, are available under the heading “Corporate Governance” on the Company’s internet web site at http://ir.gentex.com. A hard copy of any of these documents will be provided to any shareholder who submits a request in writing to the Corporate Secretary, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464.

Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each annual meeting of shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board attended the 2012 Annual Meeting of Shareholders. Each of the current members of the Board is expected to attend the 2013 Annual Meeting of Shareholders (along with the one first-time nominee). During 2012, the Board held four Board meetings and two informational sessions (during which a meeting was not formally called to order). All directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served.

Responsiveness to Shareholders

•

The fact that the Company has declassified its Board of Directors and implemented majority voting for directors (in the form of a director resignation Bylaw) in response to shareholder proposals, as well as allowing its shareholder rights plan (poison pill) to expire, demonstrates recent responsiveness to expressed shareholder concerns.

•

The Company has implemented a Lead Independent Director Policy (*) (also attached as Appendix A to this Proxy Statement), demonstrating not only its commitment to good corporate governance, but also the Board’s intention to achieve a leadership structure that most efficiently addresses the purpose and mission of the Company, while facilitating meaningful oversight of implementation of Company plans.

•

In addition to demonstrating recent responsiveness to shareholder concerns, the Company has historically “put its money where its mouth is” in terms of good corporate governance, as demonstrated by its long-term compensation system applicable to executives and employees alike, which ensures that all team members share in financial opportunities and sacrifices by emphasizing stock-based compensation so employees win when shareholders win. The Company does not have any employment agreements as all employees (including executive officers) are at-will and there are no “golden parachutes” or other excessive perquisites.

Lead Independent Director/Independent Directors

•

Under the Company’s Lead Independent Director Policy (attached as Appendix A to this Proxy Statement), Mr. Wallace has been elected Lead Independent Director by the Board of Directors’ independent directors.

•

In addition to acting as a liaison between the independent directors and the Chairman, the Lead Independent Director has such duties and responsibilities as the Board of Directors may assign to him or her, including: presiding at all meetings of the Board at which the Chairman is not present; presiding at all executive sessions of independent directors and the ability to call such meetings; approving all information being sent to the Board, including meeting agendas and board meeting schedules (to ensure enough time for discussion of all agenda items); serving as liaison between independent directors and the Chairman; being available for meetings with major shareholders upon request; and retaining advisors, among others.

•

In accordance with the NASDAQ Stock Market Rules, in order for a director to qualify as “independent,” the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Board has affirmatively determined a majority of its members are independent, and they include Messrs. Goode, Lanting, Mulder, Schaum, Sotok, Tsuha, and Wallace. Based on information provided by Mr. Hoekstra, and as discussed above, the Board has affirmatively determined that Mr. Hoekstra, if elected, will qualify as an independent director under the NASDAQ listing standards. Given the foregoing, a majority of the Board is comprised of independent directors as defined in the NASDAQ Stock Market Rules. In fact, a super majority of Board members are independent.

•	A meeting of the independent directors, separate from management, is an agenda item at each Board of Directors meeting. During 2012, the independent directors met on three occasions.

Board of Directors Leadership Structure

•

Fred Bauer has served as Chairman of the Board of Directors and Chief Executive Officer (CEO) of the Company for 35 years. The Company’s market capitalization has increased from approximately $17 million at the initial public offering in 1981 to approximately $2.9 billion as of March 22, 2013. As a founder of the Company, Mr. Bauer is uniquely situated to serve as Chairman and CEO, which has been demonstrated by the Company’s historical performance.

•

As noted above, the Board also has a Lead Independent Director and the independent members of the Board have as an agenda item, in connection with each Board meeting, the opportunity to meet. The Company acknowledges that independent board leadership is important and believes that it is already getting such leadership from its independent directors, which should be bolstered by election of a Lead Independent Director. As such, there is no need to separate the Chairman and CEO roles as a matter of policy (although it could be appropriate to do so in the future).

•

The Company continues to believe it is important that the Board have flexibility to determine the most qualified person to serve as Board Chairman rather than unduly impairing such flexibility with any policy requiring an independent Board Chairman.

•

The Board believes that the optimal leadership structure of the Company depends on the needs of the Company as well as the makeup of the Board. As a result, the Board believes that its leadership structure may evolve, and the Board intends to reassess its leadership structure from time to time and modify it appropriately.

•

The Board continues to believe that the Company is fortunate to have Mr. Bauer, a founder of the Company, serve as Chairman of the Board and Chief Executive Officer of the Company, as his 35 years of experience makes him the best choice for each of these roles.

•

The Board has also determined that having Mr. Bauer serve in each of these roles has allowed the Company to speak with one voice, avoid the dilution of leadership, and empowered Mr. Bauer to act with determination, all of which have benefited the Company and its shareholders. The Board believes that having the flexibility to choose the Chairman best suited to serve in the future is important as well.

•

The Board is not aware of any credible evidence suggesting that separating the positions of Chairman and CEO improves corporate performance. In this particular instance, after past and continuing distinguished service, such separation currently is not in the best interests of the Company or its shareholders.

Audit Committee

•	The Company’s Audit Committee currently includes Messrs. Goode (Chairman), Lanting, and Tsuha.

•

The Audit Committee met four times during the fiscal year ended December 31, 2012. Information regarding the functions performed by the Committee is set forth in the following “Report of the Audit Committee.”

•	The Board of Directors has affirmatively determined that all members of the Audit Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

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All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Goode, meets the current standard of audit committee financial expert as required by the Sarbanes-Oxley Act.

•	The Audit Committee operates pursuant to the Gentex Corporation Audit Committee Charter (*).

•	The Company’s independent auditors report directly to the Audit Committee.

•

The Audit Committee, consistent with the Sarbanes-Oxley Act and the rules adopted thereunder, meets with management and the auditors prior to the filing of officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies or material weaknesses in the design or operation of internal controls.

•

The Audit Committee’s policy regarding the pre-approval of audit and non-audit services provided by the Company’s independent auditors is outlined in a document called “Revised Audit Committee Procedures for Approval of Audit and Non-Audit Services by Independent Auditors,” which is attached as Appendix B to this Proxy Statement.

•	The Audit Committee has adopted a policy titled “Complaint Procedures for Accounting and Auditing Matters” (*) to enable confidential and anonymous reporting to the Audit Committee.

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The Audit Committee reviews and approves all related-party transactions in accordance with its Charter. This review and approval covers all manners of related-party transactions, which are viewed in light of applicable disclosure requirements, independence standards for directors, and applicable Company codes and policies.

Compensation Committee

•	The Company’s Compensation Committee currently includes Messrs. Goode (Chairman), Schaum, and Wallace.

•

The Compensation Committee met six times during the fiscal year ended December 31, 2012. The Compensation Committee is responsible for administering the Company’s stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. Information regarding functions performed by the Committee is set forth in the following “Compensation Committee Report.”

•

The Board of Directors has affirmatively determined that all members of the Compensation Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•	The Compensation Committee operates pursuant to the Gentex Corporation Compensation Committee Charter (*).

•

More information regarding the scope of authority of the Compensation Committee, any delegation of its authority, and the role of executive officers is set forth in the “Compensation Discussion and Analysis” below.

•

Although the Compensation Committee has authority under its Charter to hire consultants, it has not done so to date and, as such, compensation consultants and other advisors have played no role in determining or recommending the amounts or form of executive officer and director compensation.

•	The Compensation Committee does not believe that the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Nominating Committee

•	The Company’s Nominating Committee currently includes Messrs. Wallace (Chairman) and Goode.

•

The Nominating Committee met one time during the fiscal year ended December 31, 2012 (holding other discussions at regularly scheduled Board of Directors meetings, including consideration of potential candidates for nomination to the Board). The Nominating Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company’s Board and met in February 2013 in accordance with such responsibilities.

•

The Board of Directors has affirmatively determined that all members of the Nominating Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•	The Nominating Committee operates pursuant to the Gentex Corporation Nominating Committee Charter (*).

•

The Nominating Committee has adopted certain procedures contained in a document called “Selection Process for New Board Candidates” (*) to consider candidates for director nominations. Generally, for each election of directors the Chair of the Nominating Committee initiates the search with support of the other committee member(s), other board members, and management, as needed. Candidates that meet the established criteria are identified and presented to the entire Nominating Committee. The Nominating Committee will then conduct interviews and reviews, as appropriate and necessary. The Nominating Committee then meets to consider and approve the most qualified candidates so it can make its recommendation to the full Board of Directors.

•

The Nominating Committee has established the minimum qualifications for candidates, which are contained in a document called “Position Profile: Member of the Board of Directors” (*). Those required qualifications include: working and/or experience with an entrepreneurial company; high level of personal and professional integrity; successful and distinguished business management career (using the Company’s core principles); understanding of the Company’s markets; and ability to work effectively with current Board members. The Position Profile also sets forth other desirable experience and qualifications, including gender and/or race diversity. While gender and race diversity are important enough to include among other desirable experiences and qualifications in the Position Profile, the Nominating Committee and the Board continue to believe that finding the very best candidates is most important and, as such, there is no formal diversity number requirements.

•	The Nominating Committee has not, to date, paid any third party a fee to assist in identifying and evaluating nominees, but has the authority to do so.

•	The Nominating Committee has not, to date, received any potential director candidates for nomination from any shareholder that beneficially owns more than five percent of the Company’s common stock.

•

The Nominating Committee will consider nominees for the Board of Directors from a variety of sources, including current directors, management, retained third-party search firms, and shareholders. If you want to recommend a director candidate, you may do so in accordance with the Company’s procedures or the Company’s Restated Articles of Incorporation. If a shareholder desires to recommend a candidate for consideration by the Nominating Committee for inclusion in the Company’s 2014 Proxy Statement as a Board nominee, that recommendation should be submitted in writing, together with appropriate biographical information, to the Chairman of the Nominating Committee, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial Street, Zeeland, Michigan 49464. Any such nominations should be received by the Chairman of the Nominating Committee by no later than December 6, 2013, to allow adequate time for consideration of the nominee. Other nominations by shareholders for any directorship may be submitted to the Board of Directors by written notice as set forth in the Company’s Restated Articles of Incorporation and Bylaws, or pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934.

•

In accordance with the above-referenced Selection Process for New Board Candidates and the Position Profile, the independent directors approved the slate of nominees standing for election at the 2013 Annual Meeting of Shareholders, and recommended the same to the entire Board of Directors.

Codes

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The Board of Directors has adopted a “Code of Ethics for Certain Senior Officers” (*) that applies to the Company’s chief executive officer, principal financial officer and principal accounting officer. Information concerning any alleged violations is to be reported to the Audit Committee.

•	The Company has also adopted a “Code of Business Conduct and Ethics” (*). This Code applies to all directors, officers and employees of the Company.

•	No waivers of either of the foregoing codes have occurred to date.

Shareholder Communication with Members of the Board of Directors

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You may contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial, Zeeland, Michigan 49464. Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

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The Company complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

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Under the regulations of the Securities and Exchange Commission (SEC), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock. Information on filings made by any of our directors or executive officers can be found on the Company’s web site under “SEC Filings” at http://ir.gentex.com.

Risk Oversight

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While the Board of Directors oversees risk management, management of the Company is charged with managing risk through appropriate internal processes and internal controls. On behalf of the Board, the Audit Committee oversees Company risk policies and procedures relating to its financial statements and financial reporting processes, credit risks, and liquidity risks. Further, in accordance with the Audit Committee Charter, the Audit Committee periodically discusses with management the Company’s risk assessment and risk management and steps taken by management to control and mitigate risk exposure (other than risks arising from the Company’s compensation policies and practices, which are reviewed by the Compensation Committee on behalf of the Board). Such discussions with management and the independent auditors address significant risks, exposures, and judgments as well as steps taken by management to address them. The Audit Committee and the Compensation Committee, respectively, report to the Board periodically with respect to such topics. This oversight does not necessarily have any material effect on the Company’s leadership structure. The Board also annually reviews the Company’s various insurance coverages.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Audit Committee reviews this Charter on an annual basis. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Pursuant to a meeting of the Audit Committee on February 13, 2013, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to in Items (i)-(iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2013, and has submitted the same to the shareholders for ratification at the Annual Meeting.

This report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Audit Committee:	Gary Goode, Chairman
Arlyn Lanting
Wallace Tsuha

February 13, 2013

Compensation Committee Report

The primary purpose of the Compensation Committee of the Board of Directors of the Company is to assist the Board in discharging its responsibilities related to compensation of the Company’s executives. The Compensation Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Compensation Committee reviews its Charter on an annual basis, recommending changes to the Board when and as appropriate. The Compensation Committee is comprised of three members, each of whom the Board has determined meets the appropriate independence tests for compensation committee members under the NASDAQ listing standards.

Pursuant to a meeting of the Compensation Committee held on February 13, 2013, the Compensation Committee reports that it has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on the above-referenced review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012, and this Proxy Statement, for filing with the Securities and Exchange Commission.

This report of the Compensation Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Compensation Committee:	Gary Goode, Chairman
Richard Schaum
James Wallace

February 13, 2013

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Overview of Our Compensation System

The Primary Objectives Are:

•	create and maintain an entrepreneurial culture

•	motivate employees to:

•	continue technical developments

•	improve customer satisfaction

•	create and maintain teamwork (all salaried employees subject to same system)

The Elements Comprise:

•	base salary

•	bonuses

•	stock-based incentives

What We Do:

•	emphasize stock-based incentives, essentially tying pay to performance as significant amounts of potential pay are not guaranteed

•	current pay (salary and bonus) predicated on competitive circumstances, but historically has been relatively low in favor of stock-based compensation

•	stock-based compensation intended to align executive and employee interests with the interests of our shareholders (appropriately structured so as to not encourage inappropriate risk taking)

What We Do Not Do:

•	no employment agreements as all employees (including executive officers) are at-will

•	no “golden parachute” or other change-in-control severance agreements

•	no excessive perquisites

•	no pension or deferred compensation arrangements

•	no option repricing

•	no trading of listed options or shorting of Company stock is permitted

•	no use of Company shares as collateral for margin trading or covered calls is permitted

Responsibilities

Compensation Committee. The Compensation Committee of our Board of Directors is appointed to assist our Board in discharging its responsibilities relating to the compensation of our executives. The Compensation Committee:

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is comprised of three directors, each of whom has been determined by our Board to be independent under applicable standards and none of whom receive any consulting, advisory, or other compensation fee (other than fees for service as Board or committee members);

•	operates under and in accordance with the written Compensation Committee Charter; and

•	has a chair that sets meeting agendas and the calendar for meetings.

The Chief Executive Officer and other members of management attend meetings of the Compensation Committee at the request of the Committee. The Compensation Committee does, however, meet in executive session as appropriate. The Compensation Committee has the authority to engage outside consultants and advisors to advise the Committee with respect to compensation of executives, in its discretion, but has not done so to date.

Board of Directors. The Board of Directors has responsibility to annually assess our director compensation program. Members of management attend meetings of the Board at the Board’s request, but the Board meets in executive session when required.

Role of Executives in Establishing Compensation

While the Compensation Committee is responsible for recommending CEO and other executive officer compensation to the Board of Directors for approval in accordance with the Compensation Committee Charter, the CEO in particular provides input and makes recommendations to the Compensation Committee with respect to compensation decisions for non-CEO executive officers. In fact, the CEO (along with management) is primarily responsible for making compensation decisions for our other employees within guidelines established by the Compensation Committee. The Compensation Committee does, however, review and approve all stock-based awards. Since the Compensation Committee and the entire Board recognize that the CEO and other executive officers have the greatest opportunity to influence our performance, our Compensation Committee concentrates its efforts on establishing proper rewards and incentives for executive officers. This structure provides our CEO and executive officers the freedom to influence and motivate our employees to positively impact our Company performance within the guidelines established by the Compensation Committee.

Compensation Committee Activity

During fiscal year 2012, the Compensation Committee met six times and also met in February of 2013 to approve the Compensation Committee Report included in the Proxy Statement. Included in the activities of the Compensation Committee was a review of each element of compensation payable to named executive officers, as well as the total compensation payable to them, by use of an Executive Officer Compensation Tally Sheet and Stock Appreciation Tally Sheet. These Tally Sheets total aggregate compensation for the current year and for a certain number of previous years so that compensation decisions of the Compensation Committee and the Board can be placed in the appropriate context.

Consistency

The global financial crisis, among other circumstances, prompted a shift in attitudes with regard to executive pay, as demonstrated by changing pay practices and certain requirements of the Dodd-Frank Act. The Company, however, has not wavered from its compensation philosophy and has maintained consistency in the entirety of its compensation program structure and features which are intended to align the interests of executives and employees with those of our shareholders.

Objectives of Compensation Program

Compensation Philosophy. Our compensation program is comprised of three fundamental elements:

•	base salary;

•	bonuses; and

•	stock-based incentives.

These elements are intended to reflect our cultural emphasis on all team members sharing in the financial opportunities and sacrifices at our Company, just as our shareholders do and are intended and structured to avoid encouraging excessive and unnecessary risk taking. The compensation program is designed in light of our desire to maintain an entrepreneurial culture and to incentivize desired performance and growth. The elements of compensation are utilized to accomplish several objectives, including:

•	attract, motivate, and retain management personnel;

•	encourage continued technical development and improve customer satisfaction;

•	stay competitive for talent;

•	encourage and reward individual achievement as well as overall Company performance; and

•	focus on long-term performance (to align the interests of our team with the interests of our shareholders and so as not to encourage inappropriate risk taking).

The compensation program is available to all of our salaried employees generally and in operation provides for the same method of allocation of benefits between executive and non-executive participants. Our compensation program is reviewed and compared to market periodically, though it has not changed significantly in a number of years due to the fact it has continued to accomplish its objectives. Ingenuity of our employees, employee turnover, employee morale, ability to hire, and individual and Company performance are important factors in determining whether our compensation program is consistent with our philosophy and is meeting its objectives. No changes to our compensation system were made this past year based on the determination that our compensation system continues to accomplish its objectives.

Compensation Elements in General

As noted above, the compensation program is comprised of three fundamental elements: (1) base salary; (2) bonus; and (3) stock-based incentives.

Base Pay. Base compensation for executive officers is predicated primarily on:

•	competitive circumstances for managerial talent; and

•	positions reflecting comparable responsibility.

Historically, base salaries for our employees have been relatively low, and stock-based compensation has received more emphasis to encourage and implement our entrepreneurial culture. A variety of factors are considered concerning executive officer compensation which are discussed in more detail below.

Bonuses. Bonus compensation is comprised of two elements:

•	payments under our Profit-Sharing Bonus Plan; and

•	discretionary performance bonuses.

All of our full-time employees, including the CEO and other executive officers, are eligible to share in our Profit-Sharing Bonus Plan after they have completed one full calendar quarter in our employ. A percentage of pre-tax income, in excess of an established threshold for shareholder return on equity is distributed quarterly to eligible employees under this plan. During 2012, this Profit-Sharing Bonus Plan paid approximately $23,556,406 to approximately 3,436 employees. In addition, discretionary performance bonuses may be awarded to various managerial and technical employees, including named executive officers, based on individual performance and our overall performance.

Stock-Based Compensation. Stock-based compensation is intended to align the interests of shareholders and executives and other employees by making our executives and other employee shareholders in a meaningful amount. We attempt to foster and maintain an entrepreneurial culture that seems to work best when our employees are owners and, therefore, win when our shareholders win. History and the current climate have confirmed for us that stock-based compensation provides appropriate incentives to incent long-term performance and is also a good retention tool. Stock-based compensation includes:

•	stock options; and

•	restricted stock.

Stock options are granted under our Employee Stock Option Plan and restricted stock is granted under our Second Restricted Stock Plan, each of which has been approved by our shareholders. Our stock-based incentives vest over time to encourage our employees to take a long-term perspective.

Details of Compensation Program Design

The fundamental elements of our compensation program allow compensation to be impacted by our overall performance and by individual performance as well.

Impact of Performance on Compensation

Each year, the Compensation Committee undertakes a CEO performance review which involves a multi-step process. First, the entire Board of Directors evaluates CEO performance on a variety of factors including:

•	leadership;

•	financial results;

•	recruitment, training, retention, and morale of personnel;

•	strategic planning;

•	succession planning;

•	communications with the Board, management, employees, and shareholders;

•	contributions to our communities and industries in furthering business goals; and

•	Board relations.

The Compensation Committee gathers the results of this evaluation. The Compensation Committee then considers these evaluations and discusses the same with the CEO. Based on the foregoing, the Compensation Committee then makes CEO compensation recommendations to the entire Board of Directors. Pursuant to this process, the CEO’s base salary, discretionary performance bonus, and stock-based awards are determined and approved by the Board. Evaluations are also undertaken for non-CEO executive officers. Through these evaluation processes, the Compensation Committee and the Board can exercise positive or negative discretion concerning compensation decisions. Evaluations of all our employees take place on or about the employee’s anniversary date of employment. Specific performance targets are not used as we have found that emphasizing stock-based compensation has not required them.

Instead, the Compensation Committee considers the foregoing factors in varying degrees. In its 2012 review of CEO performance which occurred in August 2012, the Compensation Committee and the Board stressed positive aspects of performance during the preceding twelve months, and also during the previous three years (including strong results in terms of sales and profits). The review also addressed year-over-year changes in performance with regard to certain of the factors listed above. A variety of factors were considered by the Compensation Committee and the Board of Directors in determining CEO compensation.

Specifics on Elements of Compensation for 2012

Tables. The “Summary Compensation Table for 2012” shows the base salary, bonuses, stock awards, stock option awards and other compensation for each of our named executive officers. Total compensation for each applicable named executive officer is also reflected in that Table. The “Grants of Plan-Based Awards for 2012” Table demonstrates our emphasis on stock-based compensation. The “Outstanding Equity Awards at Fiscal Year-End December 31, 2012,” Table and the “Option Exercises and Stock Vested for 2012” Table further demonstrate the aligning of our executive officers’ interests with those of our shareholders. We continue to believe these compensation elements and the mix of these elements are appropriate for the Company given its culture, performance, industry, and current opportunities and challenges.

Base Salary. The base salaries for our named executive officers are set forth in the “Summary Compensation Table for 2012.” The Company approved guidelines for 2012 that salaried employees, including executive officers, were eligible for an increase in base salary of up to 4 percent per year for performance alone, and up to 10 percent per year total if increased responsibilities are undertaken (or, potentially more in the case of a promotion). These guidelines have been revised for 2013 to provide that salaried employees, including executive officers, are eligible for an increase in base salary of up to 3 percent in the case where no additional responsibilities have been undertaken.

•	For 2012, our CEO received a three percent increase in base pay, based on Company guidelines of 0-4 percent. However, Mr. Newton received a 12 percent increase in base pay due to an increase in responsibilities; Mr. Los received a seven percent increase in base pay as a result of a promotion, and a 5 percent increase in base pay due to increased responsibilities; Mr. Dykman received a 5 percent increase in base pay due to an increase in responsibilities; and Mr. Flynn’s salary increase in calendar year 2012 occurred prior to him becoming an executive officer in November 2012.

•	Increases were predicated largely on financial performance of the Company during the previous twelve months. The qualitative factors included above in the review of CEO performance also impacted other executive officer compensation determinations.

•	Base salaries for executives still remain relatively low as stock-based compensation is emphasized, consistent with the Company’s entrepreneurial culture.

Bonuses. Profit-Sharing Bonuses, in accordance with the above-described formula, and discretionary performance bonuses for named executive officers are also set forth in the “Summary Compensation Table for 2012.” The Company has approved a guideline such that employees, including executive officers, are eligible for discretionary performance bonuses of up to 30 percent of base salary (or, potentially more, in the case of exemplary performance), based on individual and Company performance as determined in the evaluation process.

•	CEO 2012 discretionary bonus—$0.

•	Other Executive Officer 2012 discretionary bonuses – 5 percent to 23 percent

Discretionary bonuses reflect our Compensation Committee’s and Board of Directors’ positive and negative discretion. As noted, the Compensation Committee and the Board generally prefer to emphasize stock-based compensation for the CEO, which evidenced by the CEO not receiving a discretionary bonus in 2012 or 2011.

Stock-Based Compensation. Our named executive officers are also eligible to receive grants of stock options under our Employee Stock Option Plan and grants of restricted stock under our Second Restricted Stock Plan. The Company has approved guidelines so that stock option awards up to an established percentage may be made under our Employee Stock Option Plan and restricted stock awards of up to an established percentage may be made under our Second Restricted Stock Plan, which guidelines in operation provide for the same method of allocation of benefits between executive and non-executive participants. During 2012:

•	CEO – 125,000 stock option shares granted (which is the same number received in the prior year)

•	Other Executive Officers – 7,640 to 18,090 stock option shares granted

•	Restricted Stock Awards of 13,260 shares (to Mr. Newton), 7,380 shares (to Mr. Los) and 7,500 shares (to Mr. Dykman)

These awards are predicated on both individual and company performance, while creating incentives to help achieve our long-term goals and align employee interests with those of our shareholders. In particular, in the case of our CEO, the Compensation Committee prefers stock option grants to the CEO rather than more significantly increasing base pay and discretionary bonuses to a level that would be more commensurate with the market for chief executive talent. In light of the fact that our CEO’s base pay is relatively low, and the fact that he received no discretionary bonus or restricted stock award, along with the Company’s emphasis as stock-based compensation, our CEO was granted the foregoing stock option award in 2012, which will only benefit him if our shareholders benefit as well. While the variability of these compensation decisions among our executive officers demonstrates discretion with respect thereto, it also demonstrates how important it is to our culture for all our salaried employees to be compensated within the same parameters.

Our Employee Stock Option Plan makes stock options generally available to all of our salaried employees. All options, including those granted to named executive officers, are granted to employees around the end of the quarter in which their anniversary date of employment occurs at scheduled meetings of the Compensation Committee (except in the case of CEO stock option grants, which are done when approved by the entire Board of Directors). Stock options are only granted at their fair market value on the date of Compensation Committee meetings with all such grants being reviewed and approved by the Compensation Committee (except CEO stock option grants, which are only granted at their fair market value on the date approved by the entire Board). Generally, stock option awards to officers have a seven-year term and become exercisable (as long as employment continues), for 20 percent of the shares on each anniversary of the grant date commencing on the first anniversary of the grant date, although a five-year term might be used in order to accommodate certain circumstances. Stock options for other employees generally carry a five- to seven-year term and similarly vest over time. Restricted stock awards are granted at the discretion of the Compensation Committee at scheduled meetings of the Compensation Committee. Generally, grants of restricted stock to eligible employees, including executive officers, are considered once every three years for each eligible employee. Usually, these share grants are restricted for five years from the date of grant, and as such are viewed as an important retention tool (especially in light of the Company’s historically low base salaries). Dividends are paid on restricted shares so granted if, and to the extent, we pay dividends on our common stock. The vesting schedules associated with stock option and restricted stock awards, in part, discourage excessive and unnecessary risk-taking (especially when considered in connection with the stock ownership guidelines for executive officers).

Other Compensation. All other compensation for named executive officers set forth in the Summary Compensation Table for 2012 includes “matching” contributions by the Company pursuant to our 401(k) plan, restricted stock dividends, the personal use of automobiles by certain executive officers, and certain fixed costs associated with the personal use of Company aircraft, as detailed in the notes to the Summary Compensation Table. Also, membership fees at a local country club are paid for the CEO as detailed in the notes to the Summary Compensation Table. We make available to our executives Company aircraft for personal use, provided it does not conflict with any business purpose for the aircraft. All executives are required to reimburse the Company for the incremental costs for such use. The incremental cost to the Company related to personal use of Company aircraft is calculated using our average variable operating costs. Those average variable operating costs include fuel, maintenance, use tax and other miscellaneous variable costs. The fixed costs associated with the personal use of Company aircraft are included in an executive officer’s income as a taxable fringe benefit as reflected in the notes to the Summary Compensation Table. For tax purposes, the additional income is included in wages based on personal use of Company aircraft as reflected in the notes to the Summary Compensation Table.

We do not generally utilize any employment agreements (and no employee currently has a written employment agreement) as it has been our practice that all employees, including the CEO and other executive officers, serve the Company on an at-will basis. Similarly, we do not have any “golden parachute” agreements or contracts with current employees that guarantee severance payments or any kind of deferred compensation arrangements or other pensions.

Director Compensation

Our Board of Directors has responsibility for periodically assessing our director compensation program.

During 2012, each director who was not an employee of the Company received:

•	$10,000 annual directors’ retainer fee (paid $2,500 per quarter);

•	$1,500 for each Board meeting attended;

•	$1,000 for each Committee meeting attended; and

•	An option to purchase 6,000 shares of our common stock.

The Chairmen of our Compensation and Audit Committees also received an additional retainer fee in the amount of $3,000. The non-employee directors annual option to purchase 6,000 shares of our common stock is at a price per share equal to the closing price of our stock on the NASDAQ on the date of each annual meeting of shareholders in accordance with our shareholder approved Nonemployee Director Stock Option Plan. See the Director Compensation Table for 2012. Like executives, Board members may make personal use of Company aircraft if such use does not conflict with any business purpose for the aircraft and provided the director reimburses us for the incremental cost of such use. No director used the aircraft for personal use during 2012. We believe this director compensation to be reasonable and appropriate.

Stock Ownership

The Company has adopted Stock Ownership Guidelines (*) providing that executive officers should own three times their annual salaries in Company common stock and directors should own two times their annual director fees in Company common stock. As noted above, such guidelines help discourage excessive and unnecessary risk-taking in the context of the Company’s emphasis on stock-based compensation.

Impact of Regulatory Requirements

In making compensation design and award decisions, we have considered the ability to deduct compensation in accordance with Internal Revenue Code Section 162(m). We have also considered the impact of Section 16 of the Securities and Exchange Act of 1934 and rules promulgated thereunder. Since we do not have a deferred compensation plan, consideration of the impact of Internal Revenue Code Section 409A in compensation design and award decisions has not been significant. We have also, in the past, undertaken certain actions disclosed in our SEC filings with respect to the impact of expensing stock-based awards (including stock options) under FASB ASC Topic 718. The executive compensation disclosure rules applicable to annual reports and proxy statements with respect to the disclosure of compensation-related risks for all employees, certain matters related to compensation consultants, reporting of equity awards in the Summary Compensation table, and the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act related to compensation have had no material impact on our decisions regarding compensation. The shareholder advisory vote on named executive officer compensation occurring this year, as well as future shareholder advisory votes on named executive officer compensation will be considered by the Compensation Committee and Board of Directors in making future compensation decisions.

Conclusion

We have reached the conclusion that each individual element of compensation, as well as the total compensation, delivered to our named executive officers and to our directors during 2012 are reasonable, appropriate, and in the best interests of our Company and our shareholders. That determination is based on a continuation of our compensation philosophy and practices which we believe align both the short-term and long-term interests of our employees with those of our shareholders. It remains the case that each element of our compensation program is important to accomplishing the Company’s goals of creating an entrepreneurial environment so that our employees are motivated to remain with us, individually perform to the best of their abilities, and focus on our long-term success.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation earned by the principal executive officer, principal financial officer, and other executive officers for services rendered to the Company for the fiscal year ended December 31, 2012.

Summary Compensation Table for 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	(1) Stock Awards ($)	(2) Option Awards ($)	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonquali-fied Deferred Compensation Earnings ($)	(3) All Other Compen- sation ($)	Total ($)
Fred Bauer, Chairman and CEO	2012 2011 2010	464,031 449,397 434,179	80,727 83,757 80,543	0 0 0	830,675 1,018,163 719,768	— — —	— — —	213,095 24,926 25,485	1,588,528 1,576,243 1,259,975
Mark Newton, Senior Vice President	2012 2011 2010	257,040 232,370 213,296	94,661 63,244 102,538	229,000 0 0	94,531 112,967 81,724	— — —	— — —	13,051 10,210 10,982	688,283 418,791 408,540
Bruce Los, Senior Vice President	2012	198,347	44,477	138,375	74,501	—	—	13,404	469,104
Steve Dykman, Vice President – Finance	2012 2011 2010	178,279 171,352 165,454	71,379 71,816 62,081	140,625 0 0	90,678 128,772 120,916	— — —	— — —	9,185 11,122 10,024	490,146 383,062 358,475
Paul Flynn, Vice President – Operations	2012	153,273	51,585	0	45,117	—	—	7,586	257,561

(1)	For each outstanding restricted stock award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company’s financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2012, 2011, and 2010, for the assumptions made in the valuation of restricted stock. The actual number of restricted shares granted is shown in the “Grants of Plan-based Awards for 2012” table included in this Proxy Statement. Assuming continued employment with the Company, restrictions on shares lapse upon expiration of five years from date of grant. Dividends are and will be paid on the shares if, and to the same extent, paid on the Company’s common stock. Executive officers are eligible to receive restricted stock awards every three years.
(2)	For each outstanding stock option award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company’s financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2012, 2011 and 2010, for the assumptions made in the valuation of stock options. The actual number of stock options granted is shown in the “Grants of Plan-based Awards for 2012” table included in this Proxy Statement.

(3)	Other compensation includes the sum of restricted stock dividends and “matching” contributions by the Company pursuant to its 401(k) Plan. In addition, other compensation includes the use of Company automobiles for Messrs. Bauer and Los pursuant to the Company’s policy for use of such vehicles and membership fees at a local country club for Mr. Bauer. Other compensation for Mr. Bauer also includes certain fixed costs associated with the personal use of Company aircraft included in income as a taxable fringe benefit, which the Company makes available to its executives when personal use does not conflict with any business purpose for the aircraft. Reimbursement of the Company’s incremental cost is required for personal use of Company aircraft, which is calculated using average variable operating cost (including fuel, maintenance, use tax and other miscellaneous variable costs).
(4)	As disclosed in previously filed Forms 8-K, Mr. Los became an executive officer of the Company effective February 16, 2012, and Mr. Flynn became an executive officer effective November 15, 2012.

Grant of Plan-Based Awards

The following table discloses the actual number of restricted stock awards and stock options granted and the grant date of those awards. It also captures potential future payouts under the Company’s nonequity and equity incentive plans.

Grants of Plan-Based Awards for 2012

Name	(1) Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	(2) All Other Option Awards: Number of Securities Underlying Options (#)	(3) Exercise or Base Price of Option Awards ($/Sh)	(4) Grant Date Fair Value of Stock and Option Awards ($)
		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi-mum (#)
Fred Bauer	8/16/12	—	—	—	—	—	—	0	125,000	18.23	830,675
Mark Newton	9/27/12	—	—	—	—	—	—	13,260	18,090	17.27	323,531
Bruce Los	12/27/12	—	—	—	—	—	—	7,380	13,310	18.75	212,876
Steve Dykman	12/27/12	—	—	—	—	—	—	7,500	16,200	18.75	231,303
Paul Flynn	6/28/12	—	—	—	—	—	—	0	7,640	20.50	45,117

(1)	The Grant Date is the date the Compensation Committee met to approve the grants or when the Compensation Committee’s recommendation was approved by the entire Board of Directors in the case of Mr. Bauer.
(2)	These options are seven-year options that become exercisable, as long as the employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.
(3)	The exercise price was the closing price of the stock on the date the Compensation Committee met to approve the option grants or as of the day when the Compensation Committee’s recommendation was approved by the entire Board of Directors in the case of Mr. Bauer. The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.
(4)	Stock option grant date fair values are based on the Black-Scholes option valuation model in accordance with FASB ASC Topic 718. Restricted stock awards represent the aggregate value at the date of grant for shares of common stock awarded under the Company’s Second Restricted Stock Plan. See the Company’s Annual Report (Footnote 5) for the year ended December 31, 2012, for the assumptions made in the valuation of stock options.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2012, for the named executive officers. It also shows restricted stock awards not yet vested as of December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End at December 31, 2012

	Option Awards					Stock Awards
Name	(1) Number of Securities Underlying Unexercised Options (#) Exercisable	(1) Number of Securities Underlying Unexercised Options (#) Unexercis- able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	(2) Option Exercise Price ($)	Option Expiration Date	(3) Number of Shares or Units of Stock That Have Not Vested (#)	(4) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fred Bauer	98,000 103,000 86,400 68,400 47,880 25,000 0	0 0 21,600 45,600 71,820 100,000 125,000	— — — — — — —	13.52 21.17 16.10 14.50 18.23 24.70 18.23	8/10/13 8/9/14 8/14/15 8/13/16 8/12/17 8/11/18 8/16/19	0	0	—	—
	428,680	364,020	—			0	0	—	—
Mark Newton	3,840 4,608 5,568 6,144 3,288 0	0 2,304 5,568 9,216 13,152 18,090	— — — — — —	19.59 14.30 14.25 19.53 24.96 17.27	9/25/14 9/30/15 9/28/16 9/30/17 9/29/18 9/27/19	10,200 13,260	192,270 249,951	— —	— —
	23,448	48,330	—			23,460	442,221	—	—
Bruce Los	9,630 10,120 8,504 6,636 4,648 2,464 0	0 0 2,126 4,424 6,972 9,856 13,310	— — — — — — —	15.85 18.12 8.30 18.03 29.46 29.92 18.75	12/22/13 12/27/14 12/24/15 12/29/16 12/28/17 12/29/18 12/27/19	5,460 7,380	102,921 139,113	— —	— —
	42,002	36,688				12,840	242,034	—	—
Steve Dykman	2,400 7,560 5,280 8,316 5,820 3,056 0	0 0 2,640 5,544 8,730 12,224 16,200	— — — — — —	15.85 18.12 8.30 18.03 29.46 29.92 18.75	12/22/13 12/27/14 12/24/15 12/29/16 12/28/17 12/29/18 12/27/19	6,000 7,500	113,100 141,375	— —	— —
	32,432	45,338	—			13,500	254,475	—	—
Paul Flynn	1,105 2,325 2,445 1,590 0	0 1,163 2,445 4,770 7,640	— — — — —	14.44 11.71 17.98 29.81 20.50	6/30/13 6/29/14 6/30/15 6/28/16 6/28/19	2,600 3,900	49,010 73,515	— —	— —
	7,465	16,018	—			6,500	122,525	—	—

(1)	These options become exercisable, as long as employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date. Mr. Flynn has 15,843 five-year options, and 7,640 seven-year options that become exercisable, as long as employment with the Company continues, for 25 percent and 20 percent respectively, of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date. These options were granted to Mr. Flynn before he became an executive officer of the Company.
(2)	The exercise price was the closing price of the stock on the date the Compensation Committee met to approve the option grants, or when the Compensation Committee’s recommendation was approved by the entire Board of Directors in the case of Mr. Bauer. The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.
(3)	Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant. Dividends are and will be paid on these shares if, and to the same extent, paid on the Company’s common stock.
(4)	Represents the aggregate market value as of 12/31/12 for shares of common stock awarded under the Company’s Second Restricted Stock Plan.

Option Exercises and Stock Vested

The following table contains information regarding the exercise of stock options during the fiscal year ended December 31, 2012, by the following executive officers:

Option Exercises and Stock Vested for 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Fred Bauer	0	0	0	0
Mark Newton	1,600	5,856	0	0
Paul Flynn	0	0	0	0
Bruce Los	0	0	0	0
Steve Dykman	0	0	0	0

The Company has not adopted any long-term incentive plan, defined benefit or actuarial plan, or nonqualified deferred compensation plan, as those terms are defined in applicable laws, rules, and regulation promulgated by the Securities and Exchange Commission. The Company does not have any contracts with its named executive officers linked to a change in control of the Company other than with respect to vesting certain restricted stock or stock option awards which provisions are applicable to all employees receiving such awards.

DIRECTOR COMPENSATION

The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company’s directors during the fiscal year 2012.

Director Compensation for 2012

Name	(1) Fees Earned or Paid in Cash ($)	Stock Awards ($)	(2) Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	(3) All Other Compensation ($)	Total ($)
Gary Goode	40,000	—	47,168	—	—	0	87,168
Arlyn Lanting	23,000	—	47,168	—	—	0	70,168
John Mulder	19,000	—	47,168	—	—	0	66,168
Richard Schaum	21,000	—	47,168	—	—	0	68,168
Fred Sotok	19,000	—	47,168	—	—	0	66,168
Wallace Tsuha	27,000	—	47,168	—	—	0	74,168
Jim Wallace	26,000	—	47,168	—	—	0	73,168

(1)	The director who is an employee of the Company receives no compensation for his services as a director. Directors who are not employees of the Company receive a director’s retainer in the amount of $10,000 per year ($2,500 per quarter) plus $1,500 for each meeting of the Board attended and $1,000 for each committee meeting attended. In 2012, meeting fees were also paid for two informational sessions of the Board of Directors (although the sessions were not formally called to order). Directors who chair the Compensation Committee and/or the Audit Committee each receive an additional retainer fee in the amount of $3,000 per year.
(2)	Non employee directors who are directors immediately following each Annual Meeting of Shareholders are entitled to receive an option to purchase 6,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s stock on NASDAQ on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of grant. For each outstanding stock option award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company’s financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2012, 2011, and 2010 for the assumptions made in the valuation of stock options.
(3)	The Company also makes Company aircraft available to directors for personal use if such use does not conflict with any business purpose for the aircraft. Reimbursement of the Company’s incremental cost is required for personal use of Company aircraft, which is calculated using average variable operating cost (including fuel, maintenance, use tax and other miscellaneous variable costs). No director used the aircraft for personal use during 2012.

The following table summarizes securities issued and to be issued under the Company’s equity compensation plans as of December 31, 2012:

Executive Compensation Plan Summary

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation Plans approved by Shareholders	9,789,351	19.608	5,815,077
Equity Compensation Plans not approved by Shareholders	—	—	—
Total	9,789,351	19.608	5,815,077

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which includes Messrs. Goode (Chairman), Schaum, and Wallace, is currently comprised solely of members of the Company’s Board of Directors who are independent under the applicable NASDAQ listing standards. The Compensation Committee is responsible for supervising the Company’s executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers.

CERTAIN TRANSACTIONS

The Audit Committee of the Company reviews and approves all related party transactions in accordance with its Charter. The Code of Business Conduct and Ethics requires directors, officers, and employees to report these types of matters. In addition, the Company uses questionnaires for its directors and officers annually in part to discover any unreported related-party transactions. The approval of the Audit Committee is required for related-party transactions.

Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company’s fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a “net” lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent. During 2012, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same (as it has been for a number of years). The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

Jeremy Fogg, Vice President, Mechanical Engineering and Program Management, is the son-in-law of Fred Bauer, the Company’s Chairman of the Board and Chief Executive Officer. In 2012, Jeremy Fogg earned $204,761, including profit-sharing bonuses. Mr. Fogg resigned from employment with the Company in 2012.

The Company is highly selective, and hires new employees based upon merit. Employees may also be eligible for certain other benefits which are similarly available on no less favorable terms to other employees of the Company at the same level and pay rate. Family members of any employee are not discouraged from seeking employment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee and Board of Directors has selected, and submits to shareholders for ratification, Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2013. The following fees were billed by Ernst & Young LLP, the Company’s independent auditors, for the services provided to the Company during the fiscal years ended December 31:

	2012	2011
Audit Fees	$277,900	$207,800
Audit-Related	—	—
Tax Fees		1,600
All Other	—	—

Total	$277,900	$209,400

Audit fees include the annual audit of the Company’s consolidated financial statements, the audit of internal control over financial reporting, timely quarterly reviews, foreign statutory audits and consultations concerning accounting matters associated with the annual audit. All non-audit services, including those indicated above, are pre-approved by the Audit Committee pursuant to the Revised Audit Committee Procedures for Approval of Audit and Non-audit Services by Independent Auditors, which is attached as Appendix B to this Proxy Statement.

Although ratification of the independent auditors by the Company’s shareholders is not legally required, our Audit Committee and Board of Directors believes that submission of this matter to the shareholders follows sound business practice and is in the best interest of shareholders in the current environment. If the shareholders do not approve the selection of Ernst & Young LLP, the selection of such firm as our independent auditors will be reconsidered by the Audit Committee. Accordingly, you may vote on the following resolution at the 2013 Annual Meeting of Shareholders:

RESOLVED, that Ernst & Young LLP be and hereby is ratified to serve as the independent auditors of the Company for the fiscal year ended December 31, 2013.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP to serve as the Company’s independent auditors for fiscal year ended December 31, 2013.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the detail under the Compensation Discussion and Analysis, the Company’s compensation system is intended to create and maintain an entrepreneurial culture; motivate employees to continue technical developments and improve customer satisfaction; and create and maintain teamwork (as all salaried employees are subject to the same system). The Company’s current pay (salary and bonus) has, historically, been relatively low, in favor of stock-based compensation. The Company believes that by emphasizing stock-based incentives, the interests of our named executive officers (and all salaried employees) are aligned with the interests of our shareholders, while remaining appropriately structured so as not to encourage inappropriate risk taking. Shareholders are encouraged to read the Compensation Discussion and Analysis, the Company compensation tables, and the related narrative disclosure.

In accordance with recent legislation, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for named executive officers (sometimes referred to as “say-on-pay”). Accordingly, you may vote on the following resolution at the 2013 Annual Meeting of Shareholders:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables, and narrative disclosure is hereby APPROVED.

This vote is nonbinding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of this advisory vote when considering future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed pursuant to Item 402 of Resolution S-K, including Compensation Discussion and Analysis, compensation tables, and narrative disclosure.

PROPOSAL TO ADOPT 2013 GENTEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

Subject to approval by the Company’s shareholders, the Board of Directors of the Company adopted the 2013 Gentex Corporation Employee Stock Purchase Plan (the “Plan”) to replace a comparable plan that was scheduled to expire this year. The shareholders will be asked to consider and approve the Plan at the Annual Meeting. The following paragraphs summarize the principal features of the Plan, and the full text of the Plan is attached to this Proxy Statement as Appendix C:

Purpose

The purpose of the Plan is to encourage stock ownership by employees, to provide employees with a further inducement to be employed by the Company, and to encourage employees to increase their efforts to promote the best interests of the Company.

Eligibility and Administration

All full-time employees of the Company, except executive officers, are eligible for participation in the Plan after completing one (1) year of continuous full-time employment. The Company has approximately 3,400 full-time employees in the United States. Executive officers of the Company will be excluded from participation in the Plan because the Company maintains other stock-based plans that provide appropriate incentives for such executive officers. In the event that an employee becomes the owner of five percent (5%) or more of the combined voting power or value of the Company’s capital stock, the employee would automatically be disqualified from further participation.

Shares Subject to the Plan

A maximum of one million (1,000,000) shares of the Company’s common stock, par value $.06 per share (the “Shares”), are authorized for purchase under the Plan, subject to appropriate adjustments as a result of stock dividends, splits, combinations, or similar stock changes. Shares supplied to meet the requirements of the Plan will be out of authorized but unissued shares.

New Plan Benefits

Participation in the Plan and its predecessor is voluntary. As such, it is not possible to determine the benefits or amounts that might be received in the future. Below is information with respect to the number of shares purchased during 2012 under the Plan’s predecessor:

Name	Number of Shares Purchased
Non-Executive Officer Employee Group	102,498

As noted above, the executive officers of the Company and the directors are not eligible to participate.

Operation of the Plan

The Plan provides an opportunity for eligible employees to purchase the Shares at a price equal to eighty-five percent (85%) of the fair market value of the Shares at the last payroll date in each of the Company’s fiscal quarters, when purchases are made under the Plan. Fair market value is specified as the last reported sale price per share of common stock on the purchase date, as quoted on the NASDAQ. The Company’s stock price as of March 1, 2013, was $18.67 per share. Eligible employees who have elected to participate may contribute cash to the Plan through payroll deductions (up to ten percent (10%) of regular wages for that period), by lump sum contribution, or both, but contributions in any calendar year for any employee may not exceed Twenty Thousand and No/100 Dollars ($20,000) in the aggregate or Ten Thousand and No/100 Dollars ($10,000) by payroll deductions or Ten Thousand and No/100 Dollars ($10,000) by lump sum contribution. Purchases in whole number of shares are to be made as of the last payroll date of each fiscal quarter with funds contributed participating employees during that quarter. Participants may terminate their participation at time by written notice to the Company, but will not be eligible to reenter the Plan for the next three (3) fiscal quarters of the Company’s fiscal year.

Nontransferability

Rights under the Plan are not transferable in any manner, or for purpose whatsoever. Any termination of employment, including death or retirement automatically terminates participation in the Plan.

Amendment and Termination

The Plan automatically terminates on March 31, 2023, unless terminated earlier by the Board of Directors. The Board of Directors may amend the at any time, except that the Plan cannot be amended without shareholder approval if amendment would: (i) increase the maximum number of shares subject to the Plan; (ii) decrease the purchase price for Shares subject to the Plan; or (iii) change the eligibility requirements participation in the Plan.

Summary of Federal Income Tax Consequences

The following paragraph summarizes the federal income tax consequences with respect to shares acquired under the Plan, based upon management’s understanding of the existing federal income tax laws.

The Plan is intended to be a qualified employee stock purchase plan as defined in Section 423 of the Internal Revenue Code, as amended. Funds contributed by employees through payroll deduction are part of the compensation, taxed as ordinary income as if actually received by employees. As of the purchase date near the end of each quarter, a participating employee will be considered to have been granted an option to purchase Shares and shall have simultaneously exercised that option with respect to the Shares purchased on that date. If the employee does not dispose of those Shares for a period of two (2) years after the date of grant, then upon such subsequent disposition, or upon death, employee will realize compensation taxable as ordinary income equal to the lesser of: (i) the amount by which the fair market value of the Shares at the time of disposition or death exceeds the purchase price; or (ii) the amount by which the fair market value of the Shares at the time of purchase exceeded the purchase price. Additional gain will be considered gain from the sale of a capital asset. In the event the two-year holding period requirement above is not met, the amount treated as compensation on disposition of the Shares is the difference between the purchase price and the fair market value the Shares at the time of purchase.

The Company generally will not be allowed a deduction with respect to Shares sold employees under the Plan. If, however, an employee who purchases Shares under the Plan does not satisfy the two (2) year holding period requirement described above, then the Company will be entitled to a deduction for federal income tax purposes equal to the amount recognized compensation by the employee.

The rules governing tax treatment of options and shares acquired under various tax-favored plans, such as the Plan, are quite technical. Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

A majority of votes cast at the Annual Meeting of Shareholders, in person or by proxy, on the proposal to adopt the 2013 Employee Stock Purchase Plan is required for approval. Accordingly, you may vote on the following resolution at the 2013 Annual Meeting of Shareholders:

RESOLVED, that the 2013 Employee Stock Purchase Plan be and hereby is approved.

The Board of Directors recommends a vote FOR approval of the 2013 Employee Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except that: Mr. Los was late with reporting direct beneficial ownership of 207 shares on Form 3 in February 2012; and Mr. Newton was late with reporting the acquisition of 13,260 shares related to a restricted stock grant in October 2012, due to an entire line that was inadvertently dropped off, due to a software issue, of an otherwise timely Form 4 filing during the electronic submission of such form via the Security and Exchange Commission’s Edgar system.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder intended to be presented at the 2014 Annual Meeting of the Company must be received by the Company at its headquarters, c/o Corporate Secretary’s Office, 600 North Centennial Street, Zeeland, Michigan 49464, no later than December 6, 2013, if the shareholder wishes the proposal to be included in the Company’s Proxy Statement relating to that meeting. In addition, the Company’s Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company’s Proxy materials. To be timely, such a shareholder’s notice must be delivered, or mailed and received at, the Company’s headquarters as set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

The Company’s Annual Report to Shareholders, including financial statements, is being delivered to shareholders with this Proxy Statement.

Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, it is the intention of the persons named as Proxy holders in the accompanying Proxy to vote the shares in accordance with their judgment. Discretionary authority to do so is included in the Proxy.

The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mail and e-mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company has also retained Georgeson Inc. to help solicit proxies, and the Company expects to pay a fee to Georgeson of $13,500 for its services and will reimburse Georgeson for reasonable out-of-pocket expenses. In addition, the Company will reimburse brokers, nominees, custodians, and other fiduciaries for reasonable expenses in connection with sending Proxy materials to registered and beneficial owners and obtaining their Proxies.

Shareholders are urged to promptly vote your shares, on the Internet (preferred method), via telephone, or by dating, signing, and returning the accompanying Proxy in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Connie Hamblin

Secretary

April 1, 2013

APPENDIX A

Lead Independent Director Policy

1. Background. The Board of Directors (the “Board”) of Gentex Corporation (the “Company”), including the independent Board members, considers it useful and appropriate to designate a nonemployee, independent director (“Lead Director”), elected by and from the independent directors, to coordinate the activities of the independent directors and to perform such other duties and responsibilities as the Board may determine. The role of Lead Director is created to enhance the Company’s comprehensive plan of corporate governance and shall not in any way undermine the role of the Chairman of the Board (the “Chairman”) as set forth in the Bylaws of the Company.

2. Responsibilities. The specific responsibilities of the Lead Director are:

a. Preside at all meetings of the Board at which the Chairman is not present.

b. Preside over all executive sessions of independent directors. A meeting of the independent directors will be scheduled as an agenda item for each regularly scheduled Board meeting. The Lead Director has the authority to call such other meetings of the independent directors as he or she deems necessary. The Lead Director will advise the Chairman of any consensus reached during, and any suggestions made at, any executive sessions.

c. Approve of all information sent to the Board, including meeting agendas, as well as Board meeting schedules, to assure that there is sufficient time for discussion of all agenda items.

d. Serve as a liaison between the independent directors and the Chairman.

e. Be available for consultation and direct communication with major shareholders if requested.

f. Approve and coordinate the retention of advisors who report directly to the independent directors, except as otherwise provided in the governance plan of the Company, and to seek counsel from appropriate Company personnel at the Lead Director’s discretion.

3. Appointment of Lead Director. The Lead Director shall be elected by a majority of the independent directors of the Board. Such Lead Director shall serve until such time as he or she ceases to be a director, resigns as Lead Director, is replaced as Lead Director by a majority of the independent directors, or is replaced by an independent Board Chairman, elected by a majority of the independent directors of the Board. The performance of a Lead Director shall be reviewed annually as a part of the normal Board evaluation process.

4. Qualifications of Lead Director. The Lead Director must:

a. Satisfy the independence standards of the NASDAQ Global Select Market, the Securities Exchange Act of 1934, as amended, and any other applicable standards.

b. Have served at least one full year as a director of the Company before being elected Lead Director.

c. Be able to effectively work with the Chairman in an advisory capacity.

d. Be able to effectively discuss with other directors any concerns about the Board or the Company and to relay those concerns, where appropriate, to the Chairman or the Board.

5. Absence of Lead Director. If the Lead Director is not present at any meeting of the Board, a majority of the independent directors shall select an independent director to act as Lead Director for the purposes and duration of such meeting.

6. Compensation. Any additional compensation to be paid to the Lead Director shall be determined in accordance with the policies and procedures for determining compensation of the Board generally.

Effective February 14, 2013

APPENDIX B

Revised Audit Committee

Procedures for Approval of Audit and Non-Audit

Services by Independent Auditors

The following procedure is adopted by the Audit Committee relating to the approval of audit and non-audit services provided by the Company’s independent auditors.

1.	The Committee has reviewed and approved work to be performed by the independent auditors in the areas of tax, audit and advisory services and subcategories within each category as designated on the attached schedule.

2.	Any additional audit and non-audit work performed by the independent auditors that is not included on the attached schedule must be specifically pre-approved as follows:

a.	If the proposed independent auditors’ engagement is equal to or less than $25,000, the Chairman of the Audit Committee must pre-approve the work and will communicate his approval to the full Audit Committee at the next regularly scheduled meeting of the Audit Committee.

b.	If the proposed independent auditors’ engagement is greater than $25,000, the full Audit Committee must pre-approve the work.

3.	The independent auditors may not conduct any work that is prohibited by applicable SEC rules or regulations.

Effective October 30, 2003

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APPENDIX C

2013 Gentex Corporation Employee Stock Purchase Plan

1. Purpose. The purpose of the Gentex Corporation 2013 Employee Stock Purchase Plan (the “Plan”) is to provide employees of Gentex Corporation (the “Company”) with a further inducement to continue their employment with the Company and to encourage such employees to increase their efforts to promote the best interests of the Company by permitting them to purchase shares of common stock, par value $.06 per share, (the “Shares”) of the Company, at a price less than the market price, under such circumstances that the purchase qualifies as the exercise of an option granted under an employee stock purchase plan, as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as it may deem desirable.

3. Eligibility. Participation under the Plan shall be open to all active employees (the “Eligible Employees”) of the Company except: (a) employees who have not been continuously employed by the Company on a full-time basis for at least twelve (12) months at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company is for less than twenty (20) hours per week; (c) employees whose customary employment is less than five months in a calendar year; and (d) officers, for purposes of Section 16 of the 1934 Securities Exchange Act, as amended, of the Company. The exceptions providing active employees are not Eligible Employees shall be interpreted in the Company’s discretion and the Company may provide that once an active employee is an Eligible Employee that such person will remain an Eligible Employee as long as he or she remains an employee. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan: (i) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Section 423(b)(3) and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company; or (ii) that allow such employee rights to purchase Shares under this Plan and all other employee stock purchase plans of the Company that accrue at a rate which exceeds Twenty Thousand and No/100 Dollars ($20,000.00) of fair market value of such Shares (determined at the time the respective options are granted) in any one calendar year and, notwithstanding anything to the contrary, in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

4. Shares Available for Plan. Purchases of Shares pursuant to this Plan may be made out of the Company’s presently or hereafter authorized but unissued Shares, or from outstanding Shares, or partly out of each, as determined by the Board of Directors. The maximum number of Shares which may be purchased under the Plan is one million (1,000,000) Shares, subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Shares into an increased number of Shares, with or without par value, through a stock dividend or stock split, or into a decreased number of Shares, with or without par value, through a combination of Shares, then effective with the record date for such change, the maximum number of Shares which thereafter may be purchased under the Plan shall be the maximum number of Shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split, or proportionately decreased, in the case of such combination of Shares. In the event of any other change affecting Shares, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

5. Effective Dates. This Plan shall become effective on April 1, 2013, provided that the Plan is subsequently approved, at a duly called meeting (or any adjournment thereof) of the shareholders of the Company not later than the first anniversary of adoption of the Plan by the Board of Directors. The first “Option Period” under the Plan shall commence on April 1, 2013, and end on the Company’s last payroll date in June 2013. Thereafter, as long as the Plan remains in effect, a new “Option Period” shall commence on the first day following the end of the immediately preceding Option Period and end on the Company’s last payroll date in that fiscal quarter.

6. Participation. An employee of the Company who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by: (a) at least seven (7) days prior to such date, completing and delivering a payroll deduction Authorization Form (the “Authorization”) to the Company’s payroll department; and/or (b) at least twenty-one (21) days prior to the last day of the Option Period, completing and delivering to the Company a lump sum payment form furnished by the Company, accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee’s Purchase Account. The Authorization will direct a regular payroll deduction from the Participant’s compensation to be made on each of the Participant’s pay dates occurring during each Option Period in which he or she is a Participant.

7. Payroll Deductions and Lump Sum Payments. The Company will maintain payroll deduction accounts for all employees who are Participants and who have filed Authorizations for Payroll Deduction. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant’s Stock Purchase Account (the “Purchase Account”). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant’s Purchase Account. Subject to Section 3 above, a Participant may authorize a payroll deduction in any amount not less than Ten and No/100 Dollars ($10.00) for each pay period, but not more than a maximum of ten percent (10%) of the Participant’s regular wages (not including any bonuses), before withholding or other deduction, with respect to which payments are to be made to him or her by the Company on such pay date. One time only during any calendar year, a Participant may make one lump sum payment during any Option Period in any amount not less than Five Hundred and No/100 Dollars ($500.00), but not more than a maximum of Ten Thousand and No/100 Dollars ($10,000.00). Lump sum payments must be received by the Company at least twenty-one (21) days before the end of an Option Period. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant aggregate more than Ten Thousand and No/100 Dollars ($10,000.00) by payroll deduction and Ten Thousand and No/100 Dollars ($10,000.00) by lump sum contribution, or a total of Twenty Thousand and No/100 Dollars ($20,000.00) in any calendar year.

8. Changes in Payroll Deduction. Payroll deductions shall be made for each Participant in accordance with the Participant’s Authorization and shall continue until the Participant’s participation terminates, the Authorization is revised or revoked, or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant’s payroll deduction within the limits specified in Section 7 by filing a new Authorization at least seven (7) days prior to the beginning of such Option period.

9. Termination of Participation — Withdrawal of Funds. A Participant may for any reason and at any time, on written notice given to the Company prior to the Participant’s last pay date in any Option Period, elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any such termination by a Participant, he or she shall cease to be a Participant, his or her Authorization shall be revoked effective upon receipt, and the amount to his or her credit in his or her Purchase Account (exclusive of accounts payable in respect of the exercise of any option to purchase Shares theretofore granted under the Plan), as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded in cash to the former Participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only after the expiration of three of the Company’s full fiscal quarters after such termination and withdrawal of funds occurred. Partial withdrawals of funds shall not be permitted.

10. Purchase of Shares. During each Option Period while this Plan remains in effect, each Participant shall be granted an option as of the last day of such Option Period for the purchase of as many full Shares, but not less than one (1) full share, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each Share purchased shall be eighty-five percent (85%) of the fair market value of a Share on the last day of the Option Period (the “Purchase Date”), where fair market value means the closing sale price reported on the NASDAQ Global Select Market on the Purchase Date. If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. If, as of each Purchase Date, the Participant’s Purchase Account contains sufficient funds to purchase at least one (1) or more full Share(s), the Participant shall be deemed to have exercised an option to purchase any such Share(s) at the purchase price; the Participant’s Purchase Account shall be charged for the amount of the purchase; and such Share(s) shall be issued to the Participant. As of each subsequent Purchase Date when sufficient funds have again accrued in the Participant’s Purchase Account to purchase one (1) or more Share(s), Share(s) will be purchased in the same manner. Any balance remaining in a Participant’s Purchase Account after a Purchase Date will be carried forward into the following Option Period. Notwithstanding the foregoing, any balance remaining in a Purchase Account at the termination of the Plan will be automatically refunded to the Participant in accordance with Section 17.

11. Registration of Shares. Share(s) may be registered only in the name of the Participant.

12. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to Shares purchased under this Plan unless and until certificates representing such Shares shall have been issued.

13. Rights on Retirement, Death or Termination of Employment. In the event of a Participant’s retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time, and the balance in the Participant’s Purchase Account shall be paid to the Participant or, in the event of the Participant’s death, to the Participant’s estate.

14. Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

15. Application of Funds. All funds received or held by the Company under this Plan may be commingled with other funds and may be used by the Company for any corporate purpose.

16. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the Company’s shareholders, no amendment shall be made: (a) increasing the number of Shares approved for this Plan (other than as provided in Section 4); (b) decreasing the purchase price per Share; (c) changing the eligibility requirements for participation in this Plan; or (d) which would render options granted under the Plan unqualified for special tax treatment under the Code.

17. Termination of the Plan. Unless sooner terminated as hereinafter provided, this Plan shall terminate on March 31, 2023. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

18. Governmental Regulations. The Company’s obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares. If, at any time, Shares deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such Shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such Shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

CERTIFICATION

The foregoing Plan was duly adopted by the Board of Directors on the 14th day of February, 2013, subject to approval by the Company’s shareholders.

Connie Hamblin

Secretary

Gentex Corporation

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©2013 Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464

600 NORTH CENTENNIAL STREET ZEELAND, MI 49464 ATTN: CONNIE HAMBLIN TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M57262-P37137 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED GENTEX CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends that you vote FOR All All Except nominees(s), mark “For All Except” and write the the following: number(s) of the nominee(s) on the line below. 1. Election of Directors for a one-year term: NOMINEES: 01) Pete Hoekstra 02) John Mulder 03) Frederick Sotok The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 2. To consider a shareholder proposal requesting that the Board issue a sustainability report. The Board of Directors recommends you vote AGAINST the following proposal: 3. To consider a shareholder proposal requesting that the Chair of the Board, whenever possible, be an independent member of the Board. The Board of Directors recommends you vote FOR the following proposal: 4. To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2013. The Board of Directors recommends you vote FOR the following proposal: 5. To approve, by non-binding vote, compensation of named executive officers. The Board of Directors recommends you vote FOR the following proposal: 6. To approve the 2013 Employee Stock Purchase Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please check this box if you plan to attend the meeting. Please check this box if you wish to receive only one annual report, proxy statement, prospectus or other disclosure document at the address shown on this proxy card. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M57263-P37137 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GENTEX CORPORATION The undersigned hereby appoints Connie Hamblin and Steve Dykman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gentex Corporation Common Stock, which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Gentex Corporation to be held May 16, 2013, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1; AGAINST PROPOSAL 2 (Board issue sustainability report); AGAINST PROPOSAL 3 (Board chair be independent Board member); FOR PROPOSAL 4 (ratify the auditors); FOR PROPOSAL 5 (approve compensation of named executive officers); FOR PROPOSAL 6 (2013 Employee Stock Purchase Plan), AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed, on the other side)